                                                                   Exhibit 10.26

                                  CONTRACT FOR

                            SALE AND PURCHASE OF COAL

                                      DATED

                                  JULY 1, 1980

                                     BETWEEN

                                SHELL OIL COMPANY

                                       AND

                          CITY OF SPRINGFIELD, ILLINOIS

                                TABLE OF CONTENTS

                    To Contract for Sale and Purchase of Coal
                  Dated July 1, 1980 Between SHELL OIL COMPANY
                        and CITY of SPRINGFIELD, ILLINOIS

ARTICLE NO.                   ARTICLE                                   PAGE NO.
-----------                   -------                                   --------
   1                  Period                                               1
   2                  General Definitions                                  1
   3                  Coal-Source                                          2
   4                  Quantities                                           2
      4.1             Base Annual Quantity                                 2
      4.2             Option for Quantity Reduction                        4
   5                  Deliveries                                           5
      5.1             Place-Title Risk                                     5
      5.2             Scheduling                                           6
      5.3             Detention-Defaults                                   6
   6                  Weighing, Sampling and Analyses                      7
      6.1             Weighing                                             7
      6.2             Sampling and Analysis                                8
      6.3             Information                                         10
   7                  Price                                               10
      7.1             Determination                                       10
          7.1.1       Labor                                               11
          7.1.2       Materials, Supplies and Power                       13
          7.1.3       Capital Costs                                       13
          7.1.4       Taxes                                               14
          7.1.5       Royalty                                             15
          7.1.6       Return on Capital, Income Taxes
                              and Indirect Costs                          15
          7.1.7       New Costs                                           15
          7.1.8       Indexes                                             17
          7.1.9.      Reduced Transportation Cost                         18
          7.1.10      Calorific Value                                     18
          7.1.11      Sulfur Content                                      19
          7.1.12      Estimated Changes                                   25
          7.1.13      Price Revisions for Option for
                              Quantity Reduction                          25
      7.2             Price Redetermination                               25
      7.3             Payment                                             29
          7.3.1       Invoices                                            29
          7.3.2       Payment                                             29
      7.4             Audits                                              30
   8                  Excused Non-Performance                             31
      8.1             General                                             31
      8.2             Partial Non-Performance                             33
      8.3             Procedure-Termination                               33
      8.4             Make-up Sales and Purchases                         34
   9                  Unexcused Non-Performance                           34
   10                 Special Provisions                                  35
        10.1          Adequacy of Reserves                                35

                                TABLE OF CONTENTS

                    To Contract for Sale and Purchase of Coal
                  Dated July 1, 1980 Between SHELL OIL COMPANY
                        and CITY of SPRINGFIELD, ILLINOIS

     10.2          Other Sales by Shell                                36
     10.3          Annual Reports by Shell                             36
     10.4          Alternate Source                                    36
     10.5          Agreements Implementing Operations                  37
     10.6          Hardship                                            37
     10.7          Progress Reports                                    37
     10.8          State of Interpretation                             37
11                 Succession                                          37
12                 Communications                                      38
13                 Entirety-Changes                                    38
14                 Permits                                             38
15                 Headings Effect                                     39

EXHIBIT                EXHIBIT TITLE
-------                -------------
   A             Elkhart Mining Area
   B             Quality
   C             Manning Table
   C-1           Number of Workers and Job Classifications

                     CONTRACT FOR SALE AND PURCHASE OF COAL

      This is a CONTRACT dated July 1, 1980 between SHELL OIL COMPANY, a Delaware corporation ("Shell") with offices at Two Shell Plaza (P. O. Box 2099) in Houston, Texas 77001, and the City of Springfield, Illinois on behalf of City Water, Light and Power ("City"), with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757.

      1. PERIOD. This Contract shall be in effect from its date and for a performance period beginning January 1, 1983 and extending until the sum of the quantities delivered hereunder equals 32.050 million tons, (unless revised pursuant to article 4.2) or December 31, 2007 (unless extended pursuant to article 4.2), whichever occurs first.

      2. GENERAL DEFINITIONS. In this Contract: (a) "Initial Period" means the one-year period from January 1, 1983 to December 31, 1983 consisting of four (4) quarters: January 1 - March 31; April 1 - June 30; July 1 - September 30; October 1 - December 31. (b) "Contract Year" means any year beginning at the beginning of the day on January 1, 1984 or any anniversary thereof, and ending at the end of the day of the next following December 31. (c) "Last Period" means the period, which is less than a Contract Year, beginning on the day following the end of the last Contract Year and ending on the last day of the term of the Contract. The Initial Period or Last Period are sometimes referred to as "Period" or "Periods". (d) A "month" and "day" mean calendar month and calendar day respectively. (e) A "week" means any successive seven (7) days from Monday through the next following Sunday. (f) A "quarter" means one of a set of four consecutive three (3) month divisions of a Period or Contract Year, the first of which starts at the beginning of the first day of a Period or Contract Year. (g) A "ton" means 2,000 pounds avoirdupois. (h) "Btu" means British Thermal Unit as determined on an "as-received" basis using an American Society of Testing Materials (ASTM) standard method. (i) "As-received" refers to coal in its natural condition after crushing and washing. (j) "Power Stations" means the existing coal-fired electric generating stations designated Lakeside Units 5, 6, 7, and 8 and Dallman Units 1, 2 and 3 operated by City Water, Light and Power Department, City of Springfield,

Springfield, Illinois and located 6.5 kilometers south-east of Springfield, Illinois and on the northwest shore of Lake Springfield and any future power generating stations or units, which replace or are in addition to the existing generating stations. (k) "Delivery Date" means a day on which coal is to be delivered to City at Shell's storage-loading facilities. (l) "Full and Regular Performance" means that a party is continuously selling and delivering or purchasing and accepting, as applicable, the quantities of coal specified in article 4.

      3. COAL-SOURCE. Shell will sell and deliver to City, and City shall purchase and accept from Shell, coal mined from the Elkhart mine ("Mine") in the Elkhart Mining Area located in Logan County, Illinois, as shown in Exhibit A to this Contract ("Mining Area"). The coal shall be 2" x 0" washed, and is expected to have the typical quality shown in Exhibit B to this Contract; but City understands that the quality of individual deliveries may vary from the expected averages, because of variations in the quality of the coal being mined.

      4. QUANTITIES.

      4.1. Base Annual Quantity. Unless otherwise agreed to by the parties, the quantity (all quantities being in tons) of the coal to be sold and purchased during each Period or Contract Year shall be the Base Quantity specified in the following table for such Period or Contract Year as adjusted pursuant to this article 4. By giving Shell notice at least six (6) months before the beginning of each Period or Contract Year, City may increase or decrease the Base Quantity for such Period or Contract Year by not more than five percent (5%) ("Nominated Quantity"). Such increase or decrease in the Base Quantity for the Initial Period of not more than five percent (5%) will apply to each of the four (4) quarters in such Period. If City does not give Shell such notice, then the Nominated Quantity for such Period or Contract Year shall be the Base Quantity for such Period or Contract Year. Shell's sale and delivery obligations hereunder ("Required Quantity") for each month during such Period or Contract Year shall be not less than 97.5% of the prorata monthly share of the Nominated Quantity. To the extent practicable, the quantities to be delivered and accepted throughout each week and day will be in substantially equal quantities consistent with the Required Quantity. City recognizes that Shell's delivery capability may not be uniform while the Mine is being developed to its capacity. The quantity (Base Quantity) is set out in the following table:

                               Base Quantity Table

         Year                                                       Tons
         ----                                                       ----
Initial Period
         January 1, 1983 - March 31, 1983                           160,000
         April 1, 1983 - June 30, 1983                              135,000
         July 1, 1983 - September 30, 1983                          165,000
         October 1, 1983 - December 31, 1983                        190,000

Each Contract Year Beginning January 1,
         1984                                                       850,000
         1985                                                       900,000
         1986                                                       950,000
         1987 through 1989                                        1,000,000
         1990                                                     1,100,000
         1991 through 1994                                        1,200,000
         1995                                                     1,300,000
         1996 through 1998                                        1,400,000
         1999                                                     1,500,000
         2000 and each succeeding Contract Year                   1,600,000

Last Period                                               See Last Paragraph of
                                                          this Article 4.1

      The quantity to be delivered during the Last Period shall be delivered at the respective averages of the monthly, weekly and daily delivery rates in effect during the preceding Contract Year disregarding any reduction therein for any excused or unexcused non-performance. Nothing in this article 4.1 shall increase the total quantity delivery obligation specified in article 1.

      4.2. Option for Quantity Reduction. City shall have the Option, beginning January 1, 1990 to take coal hereunder at less than the quantity specified in the Base Quantity Table in article 4.1 according to the following provisions of this article 4.2, and subject to the pricing provisions of article 7.1 (including article 7.1.13). City must exercise its Option under this article 4.2 by giving Shell notice before December 31, 1989 specifying either Schedule A, B, or C or before December 31, 1987, if selecting Schedule D.

                                         Option Base Quantities (Tons)
                                        -----------------------------
Contract Year                Schedule A             Schedule B              Schedule C             Schedule D
-------------                ----------             ----------              ----------             ----------
     1990                    1,100,000              1,100,000               1,100,000              1,000,000
     1991                    1,200,000              1,200,000               1,200,000              1,000,000
     1992                    1,200,000              1,200,000               1,200,000              1,000,000
     1993                    1,200,000              1,200,000               1,200,000              1,000,000
     1994                    1,200,000              1,200,000               1,200,000              1,000,000
     1995                    1,200,000              1,200,000               1,200,000              1,000,000
     1996                    1,200,000              1,200,000               1,200,000              1,000,000
     1997                    1,200,000              1,200,000               1,200,000              1,000,000
     1998                    1,200,000              1,200,000               1,200,000              1,000,000
     1999                    1,200,000              1,200,000               1,200,000              1,000,000
     2000                    1,200,000              1,200,000               1,300,000              1,000,000
     2001                    1,200,000              1,200,000               1,400,000              1,000,000
     2002                    1,200,000              1,200,000               1,400,000              1,000,000
     2003                    1,200,000              1,200,000               1,400,000              1,000,000
     2004                    1,200,000              1,200,000               1,400,000              1,000,000
     2005                    1,200,000              1,300,000               1,400,000              1,000,000
     2006                    1,200,000              1,400,000               1,400,000              1,000,000
     2007                    1,200,000              1,400,000               1,400,000              1,000,000
     2008                    1,200,000              1,400,000               1,400,000              1,000,000
     2009                    1,200,000              1,400,000               1,300,000              1,000,000
     2010                    1,200,000                900,000                       -              1,000,000
     2011                      600,000                      -                       -              1,000,000

      The quantities to be delivered pursuant to the selected Option Schedule throughout each week and day will be in substantially equal quantities consistent with the Option Base Quantities, and in accordance with the other terms and conditions of the Contract when not inconsistent with this article 4.2.

      Nothing in this article 4.2 shall increase the maximum delivery obligation in article 1 or alter the Base Quantity provisions as specified in article 4.1 for coal to be taken prior to January 1, 1990. If City exercises its option under this article 4.2, then the December 31, 2007 expiration date in article 1 shall be revised (a) to June 30, 2011 if City selects Schedule A, (b) to August 31, 2010 if City selects Schedule B, (c) to November 30, 2009 if City selects Schedule C, or (d) to December 31, 2011 if City selects Schedule D.

      5. DELIVERIES.

      5.1. Place-Title-Risk.

      a) The coal shall be delivered to City at Shell's storage-loading facilities (currently planned to be located in Section 20 as shown in Exhibit A) into trucks there tendered by or for the account of City to receive the same. Shell's storage-loading facilities shall be capable of loading sixteen (16) hours per day, five (5) days per week (from Monday through Friday) excluding holidays, subject to labor agreement provisions in which case those provisions would apply. Title to, and all risk of loss or damage of or by the coal delivered shall pass to City when the coal is delivered into the trucks tendered by or for the account of City.

      b) At its election, Shell may relocate its storage-loading facilities from the currently planned location (as shown in Exhibit A) to an alternate location which will reduce the total truck haul distance to City's truck unloading facility at the Power Stations.

      5.2. Scheduling. At least three (3) months before the beginning of each Period or Contract Year, City shall furnish Shell a schedule of the estimated monthly quantities to be delivered during those Periods or Contract Years; and at least twenty (20) days before the beginning of each month, City shall furnish Shell a definitive schedule of the quantities to be delivered during that month, together with estimates of the quantities to be delivered the next two (2) succeeding months. Deliveries shall be made by Shell as thus definitely scheduled by City, provided the scheduled quantities are consistent with article 4, and subject to City's timely and orderly tendering of trucks which shall be of sufficient capacity and in proper working order so as not to hinder Shell's delivery obligations hereunder. City and Shell will work together to coordinate the scheduling of equipment maintenance to minimize the disruption of scheduled deliveries hereunder.

      5.3. Detention-Defaults. Shell shall reimburse City for any demurrage or other freight penalties incurred and paid by City to the extent due to Shell's failure to load trucks in accordance with the provisions hereof and of the truck tariffs applicable to loading time, minimum weight per truck and minimum annual tonnages, unless caused by an event of excused non-performance as specified in article 8.1; however, Shell's obligations to reimburse City under this article 5 shall be subject to Shell's concurrence with the tariff provisions that apply to delivery and receipt of coal. If City, in lieu of payment of such excess freight penalties required by the applicable tariff, can instead pay the freight charges, at the tariff rate, on the amount of coal which Shell was obligated hereunder to ship, but did not ship, for the time period in question, and if such freight charges on such unshipped coal are less than the above-described excess freight penalties, then Shell shall be obligated hereunder to pay City only the amount of such freight charges on such unshipped coal. Such reimbursement shall be made by Shell by appropriate credit to City upon Shell's receipt of City's detailed statement of the demurrage or freight penalties incurred and paid. City shall reimburse Shell for any additional costs incurred by Shell due to any failure by City to comply with the provisions of article 4 and this article 5. Such reimbursement shall be made by City upon receipt of Shell's invoice, together with a detailed statement verifying the additional costs incurred by it.

      6. WEIGHING, SAMPLING AND ANALYSES

      6.1. Weighing. Shell will determine the quantities delivered using Shell's truck scales located near its storage-loading facilities, or when such scales are inoperative, by a means mutually agreeable to Shell and City. Each of Shell and City may have a representative present to witness any weighing, and if either elects not to have such a representative present, the quantity determination shall be conclusive unless adjusted pursuant to the following provisions of this article 6.1. Shell will notify City as far in advance as practicable of all scale inspections and calibration tests. Such scales shall be inspected and certified by the Bureau of Products Inspection and Standards at least annually.

      If either party questions the accuracy of Shell's truck scales, it may request a certification test and Shell will schedule such test as promptly as possible. The results of such certification test shall be certified by the Bureau of Products Inspection and Standards. The costs of such certification test will be paid by the requesting party unless the test reveals an error in weights benefiting Shell in excess of five-tenths of one percent (0.5%), in which case Shell shall bear the costs of such certification test.

      If a certification test (whether annual or requested by either party) reveals an error in the accuracy of such scales, the scales shall be recalibrated. If such error is in excess of plus or minus five-tenths of one percent (+ 0.5%), then an appropriate adjustment shall be made in the weights and related invoices and payments from the point in time when the error developed, if such point can be ascertained, to the time of the recalibration arising out of the certification test which revealed the error. If such point in time cannot be determined, then such adjustment shall be made for a period as both parties shall mutually agree to. If an adjustment period is not ascertained or agreed upon within thirty (30) days from the date of the determination of the error, then the weights, related invoices and payments will be adjusted in the amount of the error on one-half (1/2) of the coal shipped during the period commencing with the last certification test of the scales and ending with the date such scales are recalibrated as a result of the certification test which revealed the error.

      6.2. Sampling And Analysis. The as-received weighted average calorific value and sulfur content, in Btu's per pound and pounds sulfur per million Btu, respectively, of the coal in Shell's storage-loading facilities shall be determined by analysis of the samples taken at the Mine using Shell's sampling facilities and shall be considered as the quality of the coal delivered hereunder. Such sampling facilities shall be designed in accordance with American Society of Testing Materials (ASTM) standards or in conformance with generally recognized industry practice. Whenever Shell's facilities for so taking samples are inoperative, samples shall be taken at the Mine by procedures mutually agreeable to Shell and City. All samples shall be analyzed by Shell's qualified technician stationed at the Mining Area, who shall comply with procedures based on ASTM standards as agreed upon between Shell and City from time to time or such other procedures as agreed upon between Shell and City, and whose determinations shall be conclusive except as provided in the following provisions of this article 6.2. The expenses of the foregoing routine samplings and analyses shall be borne by Shell. Each of Shell and City may have a representative present to witness any sampling and/or analysis. If either elects not to have a representative present, the sampling determination shall be conclusive. Each sample collected by Shell shall be divided into three (3) parts, with one (1) such part to be used for the first analysis of the sample by Shell's qualified technician at the Mine. The remaining two (2) parts shall be put into suitably labeled and sealed containers and retained for a maximum of thirty (30) days. At City's request and expense, one (1) of these containers shall be forwarded to City. If the analysis of City's part ("second analysis") is within acceptable ASTM tolerances of the first analysis, then the analysis of the first part shall be binding. If the second analysis is not within acceptable ASTM tolerances of the first analysis, then the analysis of the first part shall be binding, unless either Shell or City disputes the results of the first analysis. If the first analysis is so disputed, an analysis of the retained third part ("third analysis") shall be made, at Shell's expense, by Shell's qualified technician at the Mining Area or, if requested by City, by a qualified technician who shall be provided by an independent commercial laboratory selected by Shell and acceptable to City, such technician to comply with the analysis procedures as provided above for the first and second analysis. If the third analysis is within acceptable ASTM tolerances of the first analysis, the first analysis shall be binding. In the event the third analysis is not within acceptable ASTM tolerances of the first analysis, the average of the two closest analyses shall be binding.

      6.3. Information. Shell will promptly inform City of all quantity and quality determinations as to the coal delivered during each day.

      7. PRICE.

      7.1. Determination.

      a) The delivered price of the coal shall be the Base Price of $24.800 per ton, adjusted, as of the Delivery Date, in accordance with the following provisions of this article 7.1. Each adjustment (except the adjustments in articles 7.1.4, 7.1.5, 7.1.10 and 7.1.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this article 7.1 shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

      b) The Base Price consists of the following price components:

      Price Components                                              Per Ton
      ----------------                                              -------
Labor (Article 7.1.1.a))                                             $8.773
1974 Pension Trust (7.1.1.b))                                          .085
Materials, Supplies and Power
         Mine Roof Bolts (7.1.2.a))                                   1.325
         Other Materials and Supplies (7.1.2.b))                      4.478
         Power (7.1.2.c))                                              .713
Capital (7.1.3)                                                       2.081
Taxes
         Property Plant and Equipment (7.1.4.a))                       .151
         Federal Reclamation Fee (7.1.4.b))                            .150
         Black Lung (7.1.4.c))                                         .496
Royalty (7.1.5)                                                        .789
Return on Capital, Income Taxes and
         Indirect Costs (7.1.6)                                       5.759
                                                                    -------
                  Base Price                                        $24.800
                                                                    =======

      7.1.1. Labor.

            a) The Base Price shall be increased or decreased by an amount calculated as follows: multiply $8.773 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $18.32 per hour (such estimated average wage rate as of January 1979, derived as shown in Exhibit C). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table shall not be changed, except as may be required pursuant to article 7.1.7 or to the following provisions of this article 7.1 1.a). The Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America
(UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1979 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Shell becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Shell's bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Shell and based on another representative collective bargaining agreement.

            b) The Base Price shall be increased or decreased by the same amount by which the 1974 Pension Trust as in effect on the Delivery Date is more or less than $0.085 per ton, such cost as of January 1979, as per the collective bargaining agreement between UMWA and BCOA. Such cost is in addition to the 1974 Pension Trust cost included in the weighted average cost per hour in the Manning Table as provided for in article 7.1.1.a). The $0.085 per ton will be applied to the tons sold unless subsequent collective bargaining agreements specify otherwise, in which case the cost per ton will be adjusted accordingly.

            c) The Base Price does not include costs associated with the 1950 Pension and Benefit Trusts as Shell, based on an outside legal opinion, does not consider itself liable for such costs. If Shell is judged liable for such costs, Shell will add such cost to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price.

            d) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table or articles 7.1.l.b) and 7.1.1.c), Shell will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. If the addition of such per-ton cost results in a duplication of any cost component of the price then in effect under articles 7.1.1 a), 7.1.1.b) or 7.1.1.c) that cost component of the price shall be adjusted as required to eliminate such duplication.

            7.1.2. Materials, Supplies and Power.

            a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.325 per ton by the percentage change in the Producer Price Index for Mine Roof Bolts (BLS Code 1081.0141.05), as of the Delivery Date, from 176.7 (such Index for January 1979).

            b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $4.478 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 282.5 (such Index for January 1979).

            c) Power. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.713 per ton by the percentage change in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 2.66 cents per kilowatt hour (2.66(cent)/kwh) (such cost as of January
1979). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month. The power cost per kilowatt hour will always be based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

            7.1.3. Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $2.081 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 282.5 (such Index for January 1979).

            7.1.4. Taxes.

            a) The Base Price includes $0.151 per ton for all federal, state or local taxes or fees, (the estimated total of such taxes and fees as of January
1979) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Shell is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.151 per ton. In determining taxes payable, effect shall be given to all price adjustments.

            b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.150 per ton (such fee as of January 1979).

            c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $0.496 per ton (such tax as of January 1979).

            d) The price shall be increased by the same number of percentage points by which the depletion allowance applicable to coal for United States Income Tax purposes, as in effect on the Delivery Date, is less than ten percent (10%) (the rate of that allowance as of January 1979).

            7.1.5. Royalty. The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $0.789 per ton (such cost for January 1979). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Shell's fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

            7.1.6. Return on Capital, Income Taxes and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $5.759 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 156.68 (such Gross National Product Deflator for the fourth quarter 1978).

            7.1.7. New Costs. If Shell ever incurs any new labor or labor-related cost, or materials, supplies or power cost, or capital, tax or other cost, whether of the type enumerated herein or of any other type which (a) arises by reason of any new or amended law, regulation, interpretation, assessment, rule, order or changed enforcement policy of any governmental authority, or any change in the collective bargaining agreement used herein, or any other like change after January 1, 1980 and (b) is not a duplication of a cost in this article 7.1: each such new cost, appropriately computed on a per-ton basis, shall be added to the price, effective when first incurred; and the price shall thereafter be increased or decreased with changes of such cost, using the same method as provided in this article 7.1 for changes of that particular kind of cost. If the cost is not similar to a particular kind identified herein, it shall be added to the component of the price in and thereafter increased or decreased pursuant to Return on Capital, Income Taxes and Indirect Costs in article 7.1.6.

            Any new labor or labor-related cost shall include as Shell's overhead and administrative cost a cost of ten percent (10%). Such overhead and administrative cost shall be added to the component of the price in, and thereafter increased or decreased pursuant to, the Return on Capital, Income Taxes and Indirect Costs in article 7.1.6.

            Any new capital cost shall consist of the required additional capital investment and the return on such required additional capital which will result collectively in an eight percent (8%) real rate of return after tax calculated on a discounted cash flow basis. This new capital cost shall be computed by Shell on a per-ton basis (giving effect to the total base quantities of coal from the Mining Area which Shell has committed to sell and deliver, including commitments to other parties), added to the component of the price in, and thereafter increased or decreased pursuant to, the applicable Capital Costs and Return on Capital, Income Taxes and Indirect Costs provisions in article
7.1.3 and 7.1.6.

            Any new tax cost shall not include any change in investment tax credits for United States Income Tax purposes or any other changes in income taxes, except as provided in article 7.1.4.d).

            The Base Price includes all costs believed necessary to comply with state and federal regulations in effect on January 1, 1980 under the Surface Mining Control and Reclamation Act of 1977 and the 1977 Amendments to the Clean Air Act, but does not include any additional costs which may be necessary to comply with: subsequent interpretations of the regulations; finally adopted regulations different from the regulations in effect on January 1, 1980 or subsequent interpretations thereof; or any other amendments or revisions, effective after January 1, 1980, to these Acts or regulations or interpretations relating thereto.

            7.1.8. Indexes.

            a) The Indexes cited herein are those published by the United States Bureau of Labor Statistics, or by the Department of Commerce, Bureau of Economic Analysis, (or successor or replacement bureau) or any revision or equivalent of such Indexes or bases hereafter published by that Bureau. If such Indexes (or revision or equivalent) cease to be so published, they shall be replaced by any substantially equivalent indexes or other alternative bases for the affected adjustments under this article 7.1, which are mutually agreeable to Shell and City; provided that any such alternative Indexes or bases (including any revision or equivalent published by that Bureau) shall be appropriately reconciled with the index and/or base which it replaced.

            b) At the request of either Shell or City by notice to the other at least sixty (60) days before January 1, 1983 or January 1 of each year thereafter, any one or more of the Indexes cited herein shall be reviewed, and replaced by other Indexes or by other bases, to be effective as of that date, if and as Shell and City may agree in writing to be necessary to effect the respective price adjustments more accurately and fairly.

            7.1.9. Reduced Transportation Cost. If Shell exercises its election in article 5.1.b), the Base Price as of January 1979 shall include a component ("Reduced Transportation Cost") which shall be $0.008 per ton for each one-tenth (0.1) mile that such alternate location reduces the total truck-haul distance. Such Reduced Transportation Cost shall thereafter be increased or decreased by an amount calculated as follows: multiply the Reduced Transportation Cost by the percentage change in City's transportation cost per ton-mile for coal delivered hereunder, as of the Delivery Date, from $0.08 per ton-mile (such cost as of January 1979).

            7.1.10. Calorific Value.

            a) The price of the coal, as determined pursuant to article 7.1.1. through 7.1.9 shall be adjusted by adding thereto a Calorific Adjustment Factor. The Calorific Adjustment Factor, which may be either positive or negative, shall be determined in accordance with the following formula:

                                CAF = AC x a/b - AC

         Where:

            i)    "CAF" is the Calorific Adjustment Factor,

            ii) "AC" is the aggregate of the components of the price of the coal included in article 7.1.1, 7.1.2, 7.1.3, 7.1.6, 7.1.7, 7.1.8 and 7.1.9;

            iii)  "a" is the calorific value of the coal pursuant to
                  article 6.2.

            iv)   "b" is 10450.

            b) if the weighted average calorific value of deliveries during a quarter is below 10,000 Btu's per pound ("nonconforming quarter"), then the price for coal delivered during such nonconforming quarter determined pursuant to articles 7.1.1 through 7.1.10.a) will be reduced by two (2) percent of the sum of the components of the price of the coal included in articles 7.1.1, 7.1.2, 7.1.3, 7.1.6, 7.1.7, 7.1.8, 7.1.9, 7.1.10.a) ("Adjusted Amount");
provided however, if due to either party's excused or unexcused non-performance, some coal was not delivered and accepted during the nonconforming quarter, such quarter will be referred to as a ("nonperforming quarter"). The weighted average calorific value of the coal delivered during a nonperforming quarter will be adjusted by a quantity delivered during the quarter(s) immediately following the nonperforming quarter ("correcting deliveries"), equal to the quantity scheduled but not delivered, due to either party's excused or unexcused non-performance, during such nonperforming quarter. Correcting deliveries shall begin with the first coal delivered following the nonperforming quarter and end when the quantity equals the quantity not delivered during the nonperforming quarter due to either party's excused or unexcused non-performance. If the weighted average calorific value of the coal delivered during the nonperforming quarter when averaged with the correcting deliveries is below 10,000 Btu's per pound, then the price for coal delivered during such nonperforming quarter and correcting deliveries will be the Adjusted Amount.

            Shell will reimburse City for the difference between the amount billed by Shell pursuant to article 7.3.1 for the coal delivered during such nonconforming quarter or nonperforming quarter (as the case may be) and the Adjusted Amount as determined in this article 7.1.10.b) within thirty (30) days after the end of a nonconforming quarter or correcting deliveries (as the case may be).

            7.1.11. Sulfur Content. For purposes of this article 7.1.11, adjusted sulfur content shall mean the sulfur content (as determined pursuant to article 6.2) reduced by the sulfur retained in the ashes when the coal is burned in the Power Stations; and sulfur dioxide shall be deemed to be such adjusted sulfur content multiplied by two (2). City will supply Shell the data needed to ascertain the amount of sulfur retained with the ashes when the coal is burned in the Power Stations.

            The parties recognize that the Power Stations have different sulfur dioxide emission limits, therefore:

            a) If the weighted average of such sulfur dioxide from a week's delivery of coal for the Lakeside Units 5, 6, 7 and 8 and Dallman Units 1 and 2 is greater than 6.0 pounds sulfur dioxide per million Btu ("nonconforming coal"), then Shell will have the right, within the next seven (7) days of Full and Regular Performance, to deliver coal ("correcting coal") which when averaged with the nonconforming coal has a weighted average sulfur dioxide of 6.0 pounds or less per million Btu.

                  If the nonconforming coal, when averaged with the correcting coal, continues to have weighted average sulfur dioxide of greater than 6.0 pounds per million Btu, the price to be paid for the nonconforming coal and any correcting coal deliveries for these Units shall be computed by determining the price of such deliveries pursuant to articles 7.1.1 through 7.1.10 and reducing such determined price by two (2) percent of the sum of the components of the price of the coal included in articles 7.1.1, 7.1.2, 7.1.3, 7.1.6, 7.1.7, 7.1.8, 7.1.9, and 7.1.10.

            b) If the weighted average of such sulfur dioxide from coal deliveries for the Dallman Unit 3 for a Period or Contract Year is less than 4.91 or greater than 5.40 pounds sulfur dioxide per million Btu, then the price determined pursuant to articles 7.1.1 through 7.1.10. and to 7.1.11.c) for such coal deliveries for such Period or Contract Year shall be adjusted according to the following Sulfur Adjustment Table. Such adjustment shall be made within ninety (90) days after the end of such Period or Contract Year with the appropriate credit to City or payment to Shell (as the case may be). Such adjustment shall be the difference between the amount invoiced City (paid Shell) under article 7.3 for such Contract Year and the amount calculated by multiplying the "Adjustment Factor", as provided in the following Sulfur Adjustment Table, by the sum of the components of the price of the coal included in articles 7.1.1, 7.1.2, 7.1.3, 7.1.6, 7.1.7, 7.1.8, 7.1.9, 7.1.10 and
                  7.1.11.c) for such Period or Contract Year.

                                 Dallman Unit 3
                             Sulfur Adjustment Table

          Sulfur Dioxide
(Pounds Sulfur Dioxide Per Million Btu)             Adjustment Factor
---------------------------------------             -----------------
            3.90 or less                                  1.042
            3.91 to 4.10                                  1.036
            4.11 to 4.30                                  1.030
            4.31 to 4.50                                  1.024
            4.51 to 4.70                                  1.018
            4.71 to 4.90                                  1.012
            4.91 to 5.40                                  1.000
            5.41 to 5.60                                   .988
            5.61 to 5.80                                   .982
            5.81 to 6.00                                   .976
            6.01 to 6.20                                   .970
            6.21 to 6.40                                   .945
            6.41 or greater                                .939

                  For purposes of the above table, determinations of sulfur dioxide will be rounded to the nearest one-hundredth (0.01) pounds per million Btu or, if there is no nearest one-hundredth, to the nearest even one-hundredth (0.01) pound per million Btu.

            c) If the weighted average of such sulfur dioxide from coal deliveries for the Power Stations for a two (2) month period in a Contract Year (as defined below) is greater than 5.80 pounds per million Btu ("high sulfur period"), the price for such coal will be the price determined pursuant to articles
                  7.1.1 through 7.1.11.a) less the component of the price in article 7.1.6. In addition, City may elect to terminate, pursuant to the provisions of this article 7.1.11.c) the Contract by giving notice.

                  For purposes of this article 7.1.11.c), each Contract Year will consist of six (6) consecutive (2) month periods the first of which begins January 1, 1984. The six (6) periods in a Contract Year will be: January - February; March - April; May - June; July - August; September - October; November - December.

                  If, due to either party's excused or unexcused non-performance, some coal was not delivered and accepted during the high sulfur period, such period will be referred to as a ("nonperforming high sulfur period"). The weighted average sulfur dioxide of coal delivered during such a nonperforming high sulfur period will be adjusted by a quantity delivered during the month(s) immediately following the nonperforming high sulfur period ("correcting coal"), equal to the quantity scheduled but not delivered, due to either party's excused or unexcused non-performance during the nonperforming high sulfur period. Correcting coal deliveries shall begin with the first coal delivered following the nonperforming high sulfur period and end when the quantity equals the quantity not delivered during the nonperforming high sulfur period due to either party's excused or unexcused non-performance.

                  If the weighted average of sulfur dioxide from the coal delivered during the nonperforming high sulfur period when averaged with the correcting coal is greater than 5.8 pounds per million Btu, the price for such coal will be the price determined pursuant to articles 7.1.1 through 7.1.11.a) less the component of the price in article 7.1.6. In addition, City may elect to terminate, pursuant to the provisions of this article 7.1.11.c), the Contract by giving notice.

                  If City elects to terminate this Contract under this article 7.1.11.c), Shell will have thirty (30) days from Shell's receipt of such notice to give City adequate assurances that future deliveries will meet the sulfur dioxide requirements of this article 7.1.11.c). If within said thirty (30) days Shell does not give City such adequate assurances, City may cancel this Contract.

            d) If at any of the Lakeside Units 5, 6, 7, or 8, or the Dallman Units 1 or 2, City either i) installs emissions control equipment pursuant to article 8.l.b) or otherwise, ii) ceases to operate or iii) replaces any of such Units, then the sulfur dioxide provisions in article 7.1.11.a) and 7.1.11.c) shall not apply to the coal delivered hereunder which is being burned in such Units, but the provisions of article 7.1.11.b) shall apply to all coal delivered hereunder which is being burned in such Units. The remaining Units covered by this article 7.1.11.d) if any, which are not affected by parts i),
                  ii) or iii) hereof shall continue to be covered by the provisions of articles 7.1.11.a) and 7.1.11.c) as to the coal delivered hereunder which is being burned in such remaining Units; provided, however,

                  City's election to terminate the Contract and Shell's election to forestall such termination under the last paragraph of article 7.1.11.c) shall apply either (1) to the entire Contract if the quantity of coal from all suppliers to such remaining Units on a regular and continuing basis is equal to or greater than twenty percent (20%) of the total quantity of coal being burned at the Power Stations or, (2) only to the quantities of coal delivered hereunder which is being burned in such remaining Units if the quantity of coal from all suppliers to such remaining Units on a regular and continuing basis is less than twenty percent (20%) of the total quantity of coal being burned at the Power Stations.

            7.1.12. Estimated Changes. Changes in indexes used herein, which would effect Base Price adjustments, will be estimated quarterly by Shell, based on Shell's estimate of the applicable index for the first month in such quarter, with retroactive amendments to said Base Price adjustments for each month within a quarter to be made after actual index changes become available for all the months of the applicable quarter. Taxes will be estimated quarterly by Shell with retroactive amendments to said Base Price adjustments to be made as actual taxes are determined for the applicable quarter.

            7.1.13. Price Revisions for Option for Quantity Reduction. If City exercises its Option under article 4.2 and: (a) elects to take coal according to Schedule A, then the Return on Capital, Income Taxes and Indirect Costs in
article 7.1.6 shall be increased by $0.71 per ton or; (b) elects to take coal according to Schedule B, then the Return on Capital, Income Taxes and Indirect Costs in article 7.1.6 shall be increased by $0.59 per ton or, (c) elects to take coal according to Schedule C, then the Return on Capital, Income Taxes and Indirect Costs in article 7.1.6 shall be increased by $0.50 per ton, or (d) elects to take coal according to Schedule D, then the Return on Capital, Income Taxes and Indirect Costs in article 7.1.6 shall be increased by $2.76 per ton. Such increase shall be added to the price effective January 1, 1979 and shall thereafter be increased or decreased using the same method as provided in article 7.1.6.

            7.2. Price Redetermination. In accordance with the provisions of this article 7.2, the Base Price and any or all of the adjustment provisions of article 7.1 are subject, at the request of either Shell or City, to redetermination from time to time, and at any time, effective January 1, 1986 or thereafter ("Effective Date"). The Base Price may be redetermined to the then fair market value of the coal delivered and accepted hereunder. Such fair market value shall be based on commitments for sale and purchase of coal of comparable quality (after making appropriate adjustments therefor) during the period for which the redetermined price is to be effective, in quantities, and otherwise on terms and conditions substantially like those of this Contract. The adjustment provisions may be redetermined to the then current, fair or recognized methods of adjusting the price hereunder. Either Shell or City may request a redetermination of the Base Price and/or adjustment provisions in article 7.1 (hereinafter collectively referred to as a redetermination) by giving notice to the other specifying in detail the redetermination requested accompanied by material supporting such redetermination. A notice requesting a redetermination must be given by the requesting party at least ninety (90) days but not more than one hundred eighty (180) days preceding the Effective Date. If a redetermination notice is given hereunder, Shell and City shall diligently endeavor in good faith to reach accord in writing concerning the proposed redetermination. If Shell and City reach an accord as to the redetermination, it will become effective on the Effective Date and continue in effect for a minimum of three (3) years and until the next requested redetermination becomes effective or until the Contract terminates as applicable. If Shell and City are unable to reach accord by the day preceding the Effective Date, then the matter of the redetermination will be submitted to non-binding arbitration, which Shell and City agree shall not be subject to the Illinois Uniform Commercial Arbitration Act but said arbitration shall conform generally to the Commercial Arbitration Rules of the American Arbitration Association. The non-binding arbitration shall be arbitrated by three (3) arbitrators, one (1) appointed by Shell, one (1) by City and one (1) by the two (2) so appointed (each appointment to be made promptly). The arbitrators shall proceed to redetermine the price (i.e., the fair market value of the coal), including such provisions as they deem appropriate for subsequent adjustments thereof. The arbitrators shall consider commitments for sale and purchase of coal of comparable quality (after making appropriate adjustments therefor), during the period for which the redetermined price is to be effective, in quantities, and otherwise on terms and conditions substantially like those of this Contract and the arbitrators shall have primary regard to the reasonably probable conditions of the market for the coal during such period. As soon as reasonably possible but, in any event, not later than ninety (90) days after the Effective
Date: the arbitrators shall report the redetermined price, and such provisions as they deem appropriate for subsequent adjustments thereof, as agreed by at least two (2) of them; or, if at least two (2) of them cannot agree, they shall report the median of the three (3) prices and subsequent adjustments thereof as redetermined by the respective arbitrators and the redetermined price and subsequent adjustments thereof as so reported shall become effective retroactively as of the Effective Date. However, if such report is not acceptable to either Shell or City, it may request, by giving notice to the other within ten (10) days after receipt of the arbitrators' written report, that Shell and City attempt within the next thirty (30) days to determine a mutually agreeable price and provisions for subsequent adjustments thereof. If Shell and City establish a mutually satisfactory redetermination, it will be retroactive to the Effective Date and continue in effect for a minimum of three
(3) years and until the next requested redetermination becomes effective or until the Contract terminates as applicable. If Shell and City fail to establish a mutually satisfactory redetermination within thirty (30) days of receipt of notice, then either may elect to terminate this Contract, effective twenty-four
(24) months from the Effective Date, by giving notice to the other within sixty
(60) days after its receipt of the arbitrators' written report (which shall, nevertheless, have become effective as above provided.) City's election to terminate the Contract pursuant to the provisions of this article 7.2 shall be predicated upon City's intent to sign a new coal contract with another party to replace the coal supplied to the Power Stations hereunder. If City so elects to terminate this Contract, then City shall, before signing such new coal contract with another party, certify to Shell the terms of said new contract and by so doing, give Shell the option, by notice given to City within thirty (30) days of Shell's receipt of City's notice certifying the terms of such new coal contract, to supply coal from the Mining Area or from an alternate source at a cost to City, including shipping costs and quality adjustments, not exceeding the comparable cost to City under the terms of the new contract. Shell's election to terminate the Contract pursuant to the provisions of this article 7.2 shall be predicated upon Shell's intent to offer the coal hereunder to another party. If Shell so elects to terminate this Contract, then Shell will, before offering such coal to another party, first offer the coal to City on the terms and conditions which Shell would, in good faith, reasonably offer to another party. City has thirty (30) days after Shell's offer to notify Shell whether City elects to commit to purchase such coal on Shell's specified terms and conditions.

            If City does not elect to commit to purchase such coal, Shell may immediately sell or commit to sell such coal to others on essentially no more favorable terms and conditions than were offered to City. If Shell thereafter elects to change the terms or conditions of its original offer to City to the material benefit of a third party purchaser, Shell will reoffer such coal to City on such materially changed terms or conditions in the same manner as provided above prior to making any sale or commitment to sell to a third party.

            7.3. Payment.

            7.3.1. Invoices. Shell will invoice City three (3) times per month for coal delivered from the 1st through the 10th, 11th through the 20th and 21st through the last day of the month for amounts due hereunder; and each invoice shall be accompanied by statements showing the quantities delivered and the determination of the amounts due hereunder, including, in reasonable detail, the data supporting every adjustment pursuant to article 7.1. If City gives Shell prompt notice that any invoice delivered pursuant to this Contract and/or its supporting data are, in City's judgment, incorrect or inadequate, Shell will promptly furnish such verifications and/or additional information as City may request; or Shell may, instead, furnish City a certificate by Shell's regular certified public accountants that the invoice and all supporting data are correct, which shall be conclusive unless questioned by the audit for the Period or Contract Year pursuant to article 7.4.

            7.3.2. Payment. City shall pay each invoice within twenty (20) days from date of invoice by interbank transfer of immediately available funds to Shell's account at such bank as Shell will have designated by at least 30 thirty
(30) days' prior notice to City. If City defaults in any payment, and fails to remedy the default within fifteen (15) days after its receipt of notice thereof from Shell, City shall pay interest thereon, from the date the payment was due until it is made, at whichever is the greater of one and one-half percent (l-1/2%) per month or one percent (1%) above the Irving Trust Company of New York prime rate (such rate to vary when and as such prime interest rate varies), but in no event shall such rate be greater than the maximum lawful rate, if any, at the time the Contract is made.

            7.4. Audits. Within ninety (90) days after the end of each Period or Contract Year, City shall have the right to cause an audit to be made with respect to the immediately preceding Period or Contract Year by (a) City's staff auditors or (b) a firm of independent public accountants selected by City and acceptable to Shell, who shall have access to Shell's records pertaining to such data for that purpose during Shell's regular business hours, and whose charges for the audit shall be paid by City. If Shell determines that the auditor's request for such data involves the disclosure of proprietary or confidential information, then Shell will so notify City, and City shall have the option, within thirty (30) days of such notice, to elect whether it wishes such proprietary or confidential information to be verified by Shell's regular certified public accountants or to be reviewed by a firm of independent public accountants, if any, appointed pursuant to (b) of this article 7.4, who shall nevertheless agree to keep such data confidential. Each audit provided for in this article 7.4 shall be pursued diligently to its conclusion and each audit and appropriate adjustments, if any, shall be concluded no later than twelve
(12) months following the end of the applicable Period or Contract Year being audited. If, as a result of the auditor's review, City in good faith believes an error has been made in the price adjustments, quantity, or other calculations hereunder, it may substantiate such error to Shell. Shell and City shall endeavor in good faith, within forty-five (45) days after the receipt by Shell of such notice, to resolve the claimed error and make the necessary corrections and adjustments therefor. If the parties are unable to resolve the claimed error within said forty-five (45) days, City may within thirty (30) days submit the matter to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators, one (1) appointed by Shell, one (1) by City, and one (1) by the two (2) so appointed. City's failure to submit the matter to arbitration within said thirty (30) days shall constitute a waiver of any right to dispute the dollar amount claimed.

            Within ninety (90) days after the end of each Period or Contract Year, Shell will have the right to cause an audit to be made with respect to the quantity determination in articles 7.1.9, 7.1.11, 8.l.b) and 8.2.

            8. EXCUSED NON-PERFORMANCE.

            8.1. General.

            a) Either Shell or City shall be excused from performance of its obligations under this Contract in the event and to the extent that such performance is delayed or prevented in the Mining Area, at the Power Stations, or otherwise by any circumstance reasonably beyond its control and without its fault or negligence including: (i) fire, explosion, storms, floods, cave-ins, landslides, washouts, strikes or other labor disputes, riots or other civil disturbances, accidental breakdowns of facilities or unavailability of power, transportation or other services essential to its performance; (ii) diminution or exhaustion of economically extractable coal reserves available to Shell in the Mining Area; (iii) compliance with any law, regulation, rule or order of any governmental authority or any party purporting to be or act for such an authority; or (iv) by delay or inability to acquire at reasonable cost, and notwithstanding exercise of reasonable diligence, any rights in land, permits or licenses, or any labor, materials, transportation, equipment and supplies, which are essential to its performance.

            b) Notwithstanding Article 8.l.a) above, if any new or amended laws, rules, regulations or orders of any governmental authority having jurisdiction require City to install additional or modified equipment in order to continue to use coal delivered under this Contract, said laws, rules, regulations or orders will not be deemed as excused non-performance if City would replace the coal to be delivered under this Contract with coal from another source. If such additional or modified equipment is required at the Lakeside Units 5, 6, 7 and 8, and/or Dallman Units 1 and 2 in order to Comply with said laws, rules, regulations or orders, but such cost is prohibitive, City will proceed to exhaust all legal, administrative and similar remedies available to it to avoid the installation of such cost prohibitive additional or modified equipment. If after City has attempted all reasonable steps to avoid the installation of such cost prohibitive additional or modified equipment or there are no reasonable steps to avoid the installation of such cost prohibitive additional or modified equipment, then the said laws, rules, regulations or orders will be deemed as excused non-performance for the coal to be purchased for said Units: this quantity to be determined by City and acceptable to Shell.

            c) Except as specifically provided for in this article 8.1, non-performance as a result of economic determinations shall not be deemed to be excused non-performance.

            8.2. Partial Non-Performance. If Shell's performance is only partially prevented by an excusing circumstance under article 8.1, Shell's available supply of the coal shall be apportioned ratably among all of its regular consumers according to those regular consumers' respective shares of the total of the annual base quantity commitments in effect for all such consumers from the Mining Area during the period of such partial non-performance, and City shall have the right to purchase coal from other parties to the extent that Shell's performance is so prevented, subject to Shell's prior rights under article 10.4; and if City's performance is only partially so prevented, the purchases which City is able to make for its Power Stations, shall be similarly apportioned ratably among all of its regular suppliers of coal for its Power Stations during the period of such partial non-performance, and Shell will have the right to sell coal to other parties to the extent that City's performance is so prevented.

            8.3. Procedure-Termination. Either Shell or City, as the case may be, (a) shall give the other notice, as soon as reasonably practicable, of the occurrence, or anticipated occurrence, of any event of excused non-performance, as specified in article 8.1, affecting it, (b) shall exercise all reasonable efforts to mitigate or eliminate such circumstance, however neither Shell nor City shall be required to settle labor differences with employees, to settle with unions or to settle governmental claims by acceding to any demands when in the discretion of the party whose performance is interfered with, it would be inadvisable to accede to such demands, and c) shall give the other, at its request, periodic reports of the progress of those efforts. However, if Shell's or City's Full and Regular Performance (as the case may be) continues to be delayed or prevented (a) for more than three hundred sixty-five (365) days from

January 1, 1983 or (b) for more than three hundred sixty-five (365) consecutive days after initial deliveries have begun, either Shell or City may terminate this Contract by giving at least ninety (90) days' prior notice; but such termination shall not occur if within such ninety (90) day notice period: (a) Shell or City (as the case may be) has commenced or resumed, and is then continuing, Full and Regular Performance or can commence or resume Full and Regular Performance but is unable to do so as a result of the other party's excused non-performance (as specified in article 8.1) or (b) Shell has given City adequate assurance that it will promptly deliver to City coal pursuant to article 10.4.

            8.4. Make-up Sales and Purchases. After resumption of Full and Regular Performance following any period of excused or unexcused non-performance by either City or Shell, the quantities not sold and purchased by reason of such non-performance may be made up only by mutual agreement; provided however, the maximum quantity specified in article 1 shall be decreased by the difference between the Base Quantity, prorated on a monthly basis, and quantities actually sold and purchased during any month of such non-performance.

            9. UNEXCUSED NON-PERFORMANCE. In the event that (a) either party defaults in a payment obligation hereunder and fails to remedy such default within fifteen (15) days of receipt from the other party of notice thereof, (b) either party defaults in any other obligation hereunder and fails to remedy default, within thirty (30) days of receipt from the other party of notice of such default, or (c) either party initiates bankruptcy, insolvency, receivership or other similar proceedings, or in the event either party incurs an adverse judgment in any such proceedings and fails to have such judgment dismissed, satisfied, vacated or stayed within sixty (60) days of such judgment being entered, the other party may, in addition to any other rights or remedies it may have hereunder or by law, terminate this Contract by giving notice. No waiver by either Shell or City of any one provision of this Contract shall be construed as a waiver of any other prior or subsequent like or different default; and neither Shell nor City shall ever have any liability to the other, on account of any default hereunder, for loss of use, loss of profit, or any other consequential damages (except as expressly provided for elsewhere in this Contract).

            10. SPECIAL PROVISIONS.

            10.1. Adequacy of Reserves. Shell has delivered to City a written statement, signed by authorized representative of Shell, of (a) its estimate of the total reserves of economically extractable coal in the Mining Area, and (b) the aggregate quantity of coal from the Mining Area which Shell is contractually committed to sell and deliver, and the duration of its respective commitments. City may, at its option, have an estimate made, by reputable independent experts selected by it and acceptable to Shell, of the total reserves of economically extractable coal in the Mining Area. City shall furnish Shell a copy of the estimate as reported in writing by those experts; and if, in City's reasonable judgment, such reserves as so estimated are not adequate to enable Shell to meet its aggregate commitments to sell and deliver coal from the Mining Area, City may terminate this Contract by giving Shell notice not later than sixty (60) days following receipt of Shell's reserve estimate. City's failure to so dispute Shell's estimate of total reserves within said sixty (60) days shall constitute a waiver of any right to terminate this Contract under this article 10.1.

            10.2. Other Sales by Shell. Shell will not sell or commit to sell to other parties coal from the Mining Area in such quantities as to jeopardize its ability to sell and deliver to City the quantities specified in this Contract, but Shell will remain otherwise free to sell such coal.

            10.3. Annual Reports by Shell. Within ninety (90) days after the end of the first Contract Year and of each calendar year thereafter during the term of this Contract, Shell will deliver to City a written report, signed by an authorized representative of Shell, of (a) the aggregate quantity of all coal from the Mining Area sold and delivered by Shell during that year, (b) the aggregate quantity of coal from the Mining Area which Shell is contractually committed to sell and deliver, and the durations of its commitments, and (c) Shell's estimate of the total remaining reserves of economically extractable coal in the Mining Area.

            10.4. Alternate Source. The coal to be delivered hereunder shall be produced from the Mining Area or, at Shell's election, Shell may deliver coal from such alternate source as Shell may designate, provided that such coal shall be delivered under the terms of this Contract, in equivalent quantities (adjusted for Btu content), and that the cost per million Btu inclusive of shipping costs incurred by City, shall not exceed the comparable cost for coal from the Mining Area.

            10.5. Agreements Implementing Operations. Shell and City shall confer from time to time as necessary or desirable to develop mutual agreements regarding operating procedures and practices required to fully implement the provisions of this Contract.

            10.6. Hardship. This Contract is intended always to be mutually fair. Accordingly, if either Shell or City ever gives notice to the other that, by reason of previously unforeseen changes of circumstances, its performance of this Contract has become a hardship to it, Shell and City shall thereupon endeavor, diligently and in good faith, to reach agreement on modifications of this Contract that will eliminate or mitigate such hardship.

            10.7. Progress Reports. During the period prior to January 1, 1983, Shell and City shall give to the other, at the other's request, periodic reports of the progress of its preparation to commence performance of this Contract on that date.

            10.8. State of Interpretation. This Contract and the rights and obligations hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois. This Contract is subject to and governed by the Illinois Fair Employment Practices Act.

            11. SUCCESSION. Neither Shell nor City shall ever assign this Contract or any of its rights or claims hereunder, without the other's prior written consent, except to any partnership or corporation in which the assignor has an ownership interest or to any corporation which succeeds to all or substantially all of the assignor's assets by merger, consolidation or conveyance; provided that any such permitted assignee shall assume in writing, all of the assignor's obligations hereunder, and that the assignor shall not thereby be relieved from those obligations. Subject to the foregoing, this Contract shall bind and benefit the successors and assigns of Shell and City respectively.

            12. COMMUNICATIONS. Every notice hereunder shall be given by certified or registered letter or telegram; and every such notice, as well as every schedule, invoice or other communication, shall be directed to Shell or City (as the case may be) at its address first herein specified, to the attention, if to Shell, of its Mining Department, or, if to City of the Finance Manager, City Water, Light and Power or to such other address and/or attention as it may have substituted therefor, for any one or more of those purposes, by at least fifteen (15) days' prior notice so given to the other.

            13. ENTIRETY - CHANGES. This Contract and the Exhibits attached hereto and incorporated herein for all purposes comprise the entire agreement and merges and supersedes all prior understandings and representations between Shell and City concerning the subject matter or in consideration thereof; and EACH PARTY HEREBY DISCLAIMS ANY RELIANCE ON IMPLIED WARRANTIES OF WHATEVER KIND AND NATURE, and no subsequent agreement amending, supplementing or terminating this Contract shall be binding on either Shell or City unless in writing and executed by both their respective authorized representatives.

            14. PERMITS. This Contract, as well as any amendments and/or supplements hereto, shall be binding on Shell and City unless and until Shell has made the determinations that it cannot obtain the necessary permits in sufficient time to allow delivery of coal to begin as provided herein. Shell and City shall meet within one (1) year after the date of execution of this Contract to determine if satisfactory progress is being made toward obtaining such permits; and if it is mutually determined in good faith by the parties at that time that such permits could not be obtained within the following twelve (12) months, then either party may terminate this Contract by giving sixty (60) days' notice. If for a continuous period of twelve (12) months after the date of such meeting, construction of the mine or any essential component of the mine facilities is suspended or prevented by reason of the lack of any necessary or legally required permit, license or approval, then either party may terminate this Contract by giving sixty (60) days' notice.

            15. HEADINGS EFFECT. The headings of the articles contained in this Contract are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Contract.

                 EXECUTED as of the date first herein specified.

                                            SHELL OIL COMPANY
ATTEST:

/s/ Donna R. Moore                          By /s/ Jack Mahaffey
-----------------------------------            --------------------------------
        Assistant Secretary

                                            ------------------------------------
ATTEST:
                                            By /s/ J. Michael Housteen
                                               ---------------------------------
/s/ Candice D. Trees
-----------------------------------

                           [ELKHART MINING AREA MAP]

                                   EXHIBIT A

TO CONTRACT FOR SALE AND PURCHASE OF COAL DATED JULY 1, 1980 BETWEEN SHELL OIL COMPANY CITY OF SPRINGFIELD, ILLINOIS

                                    EXHIBIT B

                      TO CONTRACT FOR SALE AND PURCHASE OF
                             COAL DATED JULY 1, 1980
                          BETWEEN SHELL OIL COMPANY AND
                          CITY OF SPRINGFIELD, ILLINOIS

                         TYPICAL STEAM COAL QUALITY DATA

Mine &
Property Name  Elkhart Mining Area Niantic Property    Seam Name  Illinois No. 5

U.S. Coal
District         10               County  Logan         State     Illinois

                                                                                 Projected Washed
                                             Drill Core Data                       Product (C)
                                             ---------------                       -----------
                                                          Washed (B)                  Washed
                                       Raw (A)          @ 1.70 SP. GR.            @ 1.71 SP. GR.
                                       -------          --------------            --------------
                                        (Dry)              (Dry)                  "As Received"
Proximate Analysis

Moisture                                    -%                   -%                    18.6%
Ash                                     14.41%               11.59%                     8.6%
Volatile                                39.36%               39.57%                       -%
Fixed Carbon                            46.23%               48.84%                       -%
BTU/Lb.                                12,108               12,456                    10,450
Sulphur                                  4.20%                3.72%                     2.70%

Ultimate Analysis

Moisture                                    -%                   -%
Carbon                                  68.03%               69.58%
Hydrogen                                 4.86%                5.07%
Nitrogen                                 1.21%                1.36%
Chlorine                                 0.09%                0.22%
Sulphur                                  4.20%                3.72%
Ash                                     13.33%               11.59%
Oxygen (Diff)                            8.28%                8.52%

Ash Mineral Analysis

Si02                                    32.12%               45.71%
A12O3                                   10.23%               12.61%
Fe2O3                                   23.58%               19.00%
Ti02                                     0.35%                0.78%
CaO                                     14.81%                8.41%
MgO                                      0.44%                0.71%

                                                                                 Projected Washed
                                             Drill Core Data                       Product (C)
                                             ---------------                       -----------
                                                          Washed (B)                  Washed
                                       Raw (A)          @ 1.70 SP. GR.            @ 1.71 SP. GR.
                                       -------          --------------            --------------
                                        (Dry)              (Dry)                  "As Received"
Na2O                                     1.08%              1.12%
K2O                                      1.37%              1.55%
P2O5                                     1.11%              0.13%
SO3                                     13.62%               8.7%
Undetermined                             1.29%              1.26%

Fusion Temperature of Ash

                                                 Raw                            Washed @ 1.70 SP. GR.
                                     ------------------------------       --------------------------------
                                      (Reducing)        (Oxidizing)        (Reducing)          (Oxidizing)
Initial
     Deformation                     1923 degreesF    2160 degreesF       1940 degreesF       2200 degreesF
Hemispherical
     (H = 1/2W)                      2064 degreesF    2328 degreesF       2220 degreesF       2360 degreesF
Fluid                                2150 degreesF    2414 degreesF       2560 degreesF       2580 degreesF

Grindability      =        56.8

T250              =        2180 degreesF

Sulphur Form (Raw, Dry):            Organic          1.94
                                    Pyritic          2.20
                                    Sulfate          0.06
                                                     ----
                                    Total            4.20

                                                   Exhibit C Consists of 8 Pages

                                    EXHIBIT C
                            TO CONTRACT FOR SALE AND
                             PURCHASE OF COAL dated
                            between SHELL OIL COMPANY
                          and CITY WATER, LIGHT & POWER
                              SPRINGFIELD, ILLINOIS

                          MANNING TABLE - JANUARY 1979

      Labor costs shown in the attached Manning Table, except as noted, are based upon the National Bituminous Coal Wage Agreement of 1978 between the International Union, United Mine Workers of America and the Bituminous Coal Operators Association.

      The Elkhart Mine will operate 241 days per year with coal mined 10 shifts per week and maintenance performed 5 shifts per week. The preparation plant will operate 15 shifts per week and the coal loadout facilities will operate 10 shifts per week.

      The following summarizes the attached Manning Table.

                              MANNING TABLE SUMMARY

411 Hourly Workers

         Average Annual Labor Cost

                 Base Wage - Item 1, Page 2                 $15,859.52
                 Overtime Pay - Item 2, Page 3                1,993.95
                 Premium Pay - Item 3, Page 3                    66.22
                 Benefits - Item 5, Page 4                    7,210.14
                 Worker's Compensation - Item 6, Page 5       6,904.83
                                                            ----------

                                      Total per Worker      $32,034.66

Average Hours Worked Per Year

                 Base Hours - Item 1, Page 2                 1798.13 hours
                 Overtime Hours - Item 2, Page 3              150.17 hours
                                                            --------

                                      Total per Worker       1948.30 hours

         Average Labor Cost Per Hour Per Worker             $  16.44 per hour
                                                            ========

95 Salaried Employees

         Average Annual Salary and Benefits - Item 9, Page 6 $48,725.87

         Average Hours Worked Per Year - Item 10, Page 6          1,840 hours

         Average Labor Cost Per Hour Per Employee            $    26.48 per hour
                                                             ==========
Total Hourly Workers and Salaried Employees

         Average Labor Cost Per Hour/Person                  $    18.32 per hour
                                                             ==========

                           MANNING TABLE JANUARY 1979
                                 HOURLY WORKERS

1.    Average Base Rate Calculation

                                                 (1)                  (2)               (3)            (1) x (2+3)
                                           No. of Workers          Base Rate        Shift Diff.       Total Per Day
                                           --------------          ---------        -----------       -------------
                                                                     $/day           $/day (c)            $/day
A. Underground Workers (a)

         Grade 5                                  134              $   73.32           $1.33           $10,003.10
         Grade 4                                   20                  70.08            1.33             1,428.20
         Grade 3                                   93                  67.14            1.33             6,367.71
         Grade 2                                   17                  65.36            1.33             1,133.73
         Grade 1                                   86                  64.78            1.33             5,685.46
                                                -----                                                  ----------

                  Subtotal                        350                                                  $24,618.20

B. Surface Workers (a) (b)

         Grade 4                                    6              $   66.07           $1.21           $   403.68
         Grade 3                                    8                  64.30            1.21               524.08
         Grade 1                                    8                  61.67            1.21               503.04
                                                 ----                                                  ----------

                  Subtotal                         22                                                  $ 1,430.80

C. Preparation Plant Workers (a)(b)

         Grade 4                                   12              $   66.07           $1.21           $   807.36
         Grade 3                                   18                  64.30            1.21             1,179.18
         Grade 1                                    9                  61.67            1.21               565.92
                                                 ----                                                  ----------

                  Subtotal                         39                                                  $ 2,552.46
                                                 ----                                                  ----------

                      TOTAL                       411 Hourly Workers                                   $28,601.46
                                                                                                       ==========

(a)   See Exhibit C-1 for assignment of workers to job classifications

(b)   Based on 7-1/4 hours per day

(c) Based on an additional 20(cent) per hour for afternoon shift and 30(cent) per hour for midnight shift

       Average = 0 + $0.20 + $0.30
                 -----------------     = $0.1667/hr. or
                        3

       Underground workers = $0.1667/hr.  x  8 hrs.  =  $1.33/day
       Surface and Preparation Plant Workers $0.1667/hr x 7.25 hrs. = $1.21/day

Average base hourly rate =               $28,601.46
                               -------------------------------   =  $8.82/hr.
                                (350 x 8) + (22 + 39) x 7.25

Average base hours per day =      (350 x 8) + (22 + 39) x 7.25
                               -------------------------------   =  7.89 hrs/day
                                              411

Average base hourly rate for underground workers is:  $24,618.20
                                                     ------------ =  $8.79/hr
                                                       350 x 8

Average base hourly rate for surface and preparation plant workers is:

                         $1,430.80 + $2,552.46
                       -------------------------   =  $9.01/hr
                                 61 x 7.25

Average Annual Base Workings Days  =

   (5 x 52) - 10 holiday - 17* vacation - 5 sick leave - 0.1 Misc. =  227.9 days

*10 days (regular)  +  4 days (floating)  +  3(a) days (graduated)

Average Annual Base Hours per worker:

                  227.9 days worked  x  7.89 hrs/day   =  $  1,798.13 hours
                                                          ===========

Average Annual Base Wage per worker:

                1798.13 hrs  x  $8.82/hr               =  $ 15,859.52
                                                          -----------

2.    Overtime Pay

      Overtime at 1.5 times average base rate for all hours worked over the basic workday or basic work week.

      A. Regularly scheduled overtime pay for surface and preparation plant workers

            61 x .75 hrs x 227.9 days
          -----------------------------  =  $9.01/hr  x  1.5  =  $342.85
                     411

            61 x .75 hrs x 227.9 days
          -----------------------------  =   25.37 O.T. Hours
                     411

      B.    Non-regular scheduled overtime pay for all hourly workers:

            13.1* shifts per year for 100% of work force  =
            13.1  x  8.00 hrs/day  x  (1.5  x  $8.82)     =  $ 1386.50
            13.1  x  8.00 hrs/day                         =     104.80 O.T. hrs.

*13.1 shifts of non-scheduled overtime is calculated as follows:

       Mine Operating Days (52  x  5)   - 9 holidays
           - 10 misc                                   =  241.0 days
       Average Annual Base Working Days                =  227.9 days
                                                          -----
           Non-regularly scheduled overtime               13.1 days/shifts

(a) Based on assumption that average longevity of the workers falls in 8 to 9 year category for determination of earned graduated vacation.

      C.    Random Fill-In Overtime

            Fill in 2.5* shifts average for all workers
            2.5  x  8.00  (1.5  x  $8.82)           =  $ 264.60

            2.5  x  8.00 hrs/day                    =     20.00 O.T. hours

*Training       -   1 shift
  Misc.         -   1.5 shifts

      Average Annual Overtime Hours Per Worker

                 Regularly Scheduled                       25.37 O.T. hours
                 Non-scheduled                            104.80 O.T. hours
                 Fill-in                                   20.00 O.T. hours
                                                          ------

                                   Total overtime hours   150.17 O.T. hours
                                                          ======

      Average Annual Overtime Pay Per Worker

                 Regularly Scheduled                      $  342.85
                 Non-scheduled                            $1,286.50
                 Fill-in                                  $  264.60
                                                          ---------

                                   Total overtime hours   $1,993.95
                                                          =========

3.    Premium Pay

      Premium pay at 2.0* times average base rate for Saturday (over 7-1/4 or 8 hours) and Sunday work. Estimated 10% of the overtime hours for premium pay:

      10%  x  150.17 hrs  x  (0.5*  x  $8.82)           =  $  66.22

                   Total annual premium pay per worker  = $   66.22
                                                          =========

*1.5 times average base rate included in overtime pay therefore
2.0 times average base rate less 1.5 times average base rate = 0.5

5.         Benefits Computation (Excluding Worker's Compensation)

           Vacation pay                                        - 19 (a) days     x   $71.09 (b)     =     $1,350.71
           Holiday                                             - 10 days         x   $71.09 (b)     =        710.90
           Sick leave and misc.                                - 5.1 days        x   $71.09 (b)     =        362.56
           FICA (6.13% x 22,900 as of 1/1/79)                                                       =      1,403.77
           State Unemployment Ins. (3% of $6000) (c)                                                =        180.00
           Federal Unemployment Ins. (.7% of $6000) (c)                                             =         42.00
           Life Ins. estimated at $120/yr/worker (c)                                                =        120.00
           Medical and hospitalization
           (estimated at $120/man month x 12) (c)                                                   =      1,440.00
           Clothing allowance                                                                       =        100.00
           UMWA 1974 Pension Trust                             - $.75 x 1948.30 hours               =      1,461.23
           UMWA 1974 Benefit Trust                             - $.02 x 1948.30 hours               =         38.97
                                                                                                          ---------
           Total annual benefits (excluding Worker's Compensation)                                  =     $7,210.84
                                                                                                          =========

(a)        19 days paid vacation = 12 (regular) + 4 (floating) + 3 (graduated).
           3 days graduated vacation based on assumption that average longevity of the workers falls in 8 to 9 year category for determination of earned graduated vacation.

(b) $8.82 (average base hourly rate) x 7.89 (average hours per day) = $69.59 day + $1.50*/day = $71.09/day/worker

*1.50/day = scheduled overtime pay + days worked or $342.85 + 227.9 = $1.50/day/worker.

(c)        Estimated figure is subject to change based on actual costs.

6.         Worker's Compensation

Based on rate of $37.62 (d) per $100 of payroll (base and regularly scheduled overtime hours at straight time wage rate including vacations, holidays sick and misc.).

(d) Estimated based on present commercial insurance rates which are subject to change.

4.    Summation of Annual Wages Per Worker

                        Hours            Amount
                        -----            ------
Base Wage             1798.13         $15,859.52
Overtime Pay           150.17           1,993.95
Premium Pay                 -              66.22
                      -------         ----------

        Total         1948.30 hours   $17,919.69
                      =======         ==========

      A.   Underground workers

           (Daily wages for 350 workers) x (5 days/week x 52 weeks/yr.) ($24,618.20/day) x (260 days/yr) = $6,400,732.00/yr.

              Total underground Worker's Compensation payroll = $6,400,732.00/yr

      B.   Surface workers

           (Daily wage for 22 workers) x (5 days/week x 52 week/yr) + regularly scheduled overtime.

           1.  Base
               $1,430.80/day  x  260 days/yr  =  $372,008.00/yr

           2.  Regularly scheduled overtime
               22 workers x .75 hrs/day x $9.01/hr x 260 day/yr = $38,652.90

               Total surface workers Worker's Compensation payroll
                    = $410,660.90/yr.

      C.   Preparation Plant

           (Daily wage for 39 workers) x (5 days/week) x (52 weeks/yr)

           1.    Base
                 $2,552.46/day  x  260 days/yr  =  $663,639.60/yr

           2.    Regularly scheduled overtime
                 39 workers x .75 hrs/day x $9.01/hr x 260 days/yr = $68,521.05

                 Total preparation plant Worker's Compensation payroll
                    = $732,160.65/yr.

      D.  Summation Payroll for Worker's Compensation

         1. Underground Workers $6,400,732.00/yr
         2. Surface workers        410,660.90/yr
         3. Preparation Plant      732,160.65/yr
                                -------------
                                $7,543,553.55/yr

      E.   Average Annual Worker's Compensation per Worker

                           $7,543,553.55 x .3762          =  $   6,904.83
                        ------------------------------       ============
                                   411

      7.   Average Per Hour Labor Cost For Hourly Workers

              Annual wage (base wage, overtime + premium) =  $  17,919.69
              Benefits (excluding Worker's Compensation)         7,210.14
              Worker's Compensation                              6,904.83
                                                             ------------

                                         Total            =  $  32,034.66

                                           Total Hours    =      1,948.30 hours

              Average wage and benefits (including
              Worker's Compensation) per hour per
                worker                                    =  $      16.44/hour
                                                             ============

                               SALARIED EMPLOYEES

      8.   Salary and Benefits

           A.   Base Salary                                  $2,725,000.00

                      Mine Manager              1
                      Mine Operation           53
                      Engineering               6
                      Admin. & Support         35
                                               --

                                 Total         95 employees

           B.   Shell Benefits @ 69.87%                        =   $1,903,957.50
                                                                   -------------

                                 Total Salary & Benefits       =   $4,628,957.50

      9.   Average Annual Salary and Benefits per Employee

                    $4,628,957.50                              =   $   48,725.87
                    -------------                                  =============
                          95

      10.  Average Annual Hours per Employee

           (5 x 52) - 10 (holidays) - 15 (vacation) -
              5 (sick leave)                               =   1,840 hrs./yr.
                                                               -----
           230 days x 8 hrs./day  =


      11.  Average per Hour Labor Cost for Salaried Employees

           Annual Salary and Benefits

                Annual Hours

                    $48,725.87                        =           $26.48/hr
                    ----------                                    ======
                    1840 hrs.

                  SUMMARY HOURLY WORKERS AND SALARIED EMPLOYEES

      12.  Average Labor Cost per Hour

           Total Hourly Workers x $/hr + Total Salaried Employees x $/hr
           -------------------------------------------------------------
                Total Hourly Workers and Salaried Employees

                        411 ($16.44/hr) + 95 ($26.48/hr)    =     $18.32/hr
                        --------------------------------          ======
                                    411 + 95

                                                  Exhibit C-1 Consists of 1 Page

                                   EXHIBIT C-1

                      TO CONTRACT FOR SALE AND PURCHASE OF
                             COAL DATED JULY 1, 1980
                          BETWEEN SHELL OIL COMPANY AND
                          CITY OF SPRINGFIELD, ILLINOIS

                    Number of Workers and Job Classification

 Underground
   Grade                            Classification                            No. of Workers
------------         --------------------------------------------             --------------
     5               Miner operator, roof bolter, repairman,
                     mechanics, mine examiner, etc.                               134

     4               Miner operator helper, roof bolter helper.
                     Maintenance and electrician trainee etc.                      20

     3               Shuttle car operator, precision mason face                    93
                     man etc.

     2               Motor man, ride dust man mechanic and                         17
                     electrician helper, etc.

     1               Beltman, Ankerman, Maintenance man trackman,
                     wireman, unskilled labor, etc.                                86
                                                                                  ---
                                                                                  350

Surface and Preparation
      Plant Grade
-----------------------
          4                   Electrician, mechinists, shop mechanic
                              preparation plant central control, etc.              18

          3                   Repairman, Mobile equipment operator,
                              hoistman, maintenance and electrician                26
                              trainee, etc.

          1                   Lampman, janitor, truck driver, utility man,
                              sampler, general labor, etc.                         17
                                                                                   --
                                                                                   61

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of coal is entered into this 4th day of March, 1986, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal ("Contract") effective July 1, 1980; and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, City notified Turris by letter dated August 7, 1985 that it intended to exercise its right to request a price redetermination under article
7.2 of the Contract; and

      WHEREAS, in addition to redetermining the price under the Contract, the parties have agreed to amend certain portions of the Contract.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                        I

      Article I of the Contract, entitled "PERIOD," shall be amended in its entirety to read as follows:

      1. Period. This Contract shall be in effect from its date and for a performance period beginning January 1, 1983 and extending until the sum of quantities delivered hereunder subsequent to December 31, 1985 equals 26.000000 million tons, or December 31, 2011, whichever occurs first.

                                       II

      Article 4.1 of the Contract, entitled "Base Annual Quantity," shall be amended in its entirety to read as follows:

      4.1. Base Annual Quantity. Unless otherwise agreed to by the parties, the minimum quantity (all quantities being in tons) of coal to be sold and purchased during each Contract Year ("Base Quantity") shall be 700,000 tons. In addition, City shall purchase up to a total quantity of 902,500 tons in

1986 and 950,000 tons in each Contract Year thereafter, before purchasing coal from any other coal supplier pursuant to article 4.2.

      The quantity to be delivered during the Last Period shall be delivered at the respective averages of the monthly, weekly, and daily delivery rates in effect during the preceding Contract Year, disregarding any reduction therein for any excused non-performance. Nothing in this article 4.1 shall increase the total quantity delivery obligation specified in article 1.

                                       III

      Article 4.2 entitled "Option for Quantity Reduction," shall be deleted in its entirety. An article 4.2 entitled "Right of First Refusal," shall be incorporated into the Contract and shall read in its entirety as follows:

      4.2 Right of First Refusal. The price for deliveries of quantities in excess of 902,500 in 1986 or 950,000 tons in any succeeding Contract Year, shall be the Base Price per ton, adjusted as of the delivery date, or such other price as the parties mutually agree to. If the parties cannot agree upon a price for such coal then before committing to purchase such additional coal from another supplier, the City shall, 60 days prior to the date upon which the excess quantity is scheduled to be delivered, certify to Turris the price and terms offered by such other supplier, and by so doing, give Turris the option to supply such coal at a cost per million BTU, including adjustments for sulphur content pursuant to the sulfur adjustment table in article 7.1.11.b) and including shipping costs equal to the comparable cost to City under the terms of the other offer. Turris must exercise their option to supply the additional coal 45 days prior to the date upon which the excess quantity is scheduled to be delivered.

                                       IV

      New article 4.3, entitled "Quantity/Fixed Cost Adjustment," is incorporated into the Contract and shall read in its entirety as follows:

      4.3 Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations for the Base Quantities specified in the Contract dated July 1, 1980 and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, adjusted as of the Delivery Date in accordance with article 7.1., according to the following table:

                                                700,001 -            800,001 -            900,001 -
Contract Year          0 - 700,000 Tons       800,000 Tons         900,000 Tons         950,000 Tons
-------------          ----------------       -------------        -------------        -------------
1986                         Add                 Deduct               Deduct                 N/A
                         $.50 per Ton         $1.25 per Ton        $2.25 per Ton

1987 and All                 Add                 Deduct               Deduct               Deduct
Subsequent               $.75 per Ton         $1.50 per Ton        $2.25 per Ton        $3.00 per Ton
Contract Years

      The Quantity/Fixed Cost Adjustment amounts specified in this article 4.3, shall not be subject to the adjustment provisions of article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to article 7.2., Price Redetermination, the amounts specified in this article 4.3 above will be increased or decreased by the same percentages as the then redetermined Base Price changes from $30.35 per ton.

                                        V

      Article 5.2 of the Contract, entitled "Scheduling," shall be amended in its entirety to read as follows:

      5.2 Scheduling. At least three (3) months before the beginning of each Period or Contract Year, City shall furnish Turris a schedule of the estimated monthly quantities to be delivered during those periods or Contract Years, which schedule shall reflect to the extent practicable Turris' need for approximately equal monthly deliveries throughout the year. At least twenty (20) days before the beginning of each month, City shall furnish Turris a definitive schedule of the quantities to be delivered during that month, together with estimates of the quantities to be delivered the next two (2) succeeding months. Deliveries shall be made by Turris as thus scheduled by City, provided the scheduled quantities are consistent with article 4., and subject to City's timely and orderly tendering of trucks which shall be of sufficient capacity and in proper working order so as not to hinder Turris' delivery obligations hereunder. City and Turris will work together to coordinate the scheduling of equipment maintenance to minimize the disruption of scheduled deliveries hereunder.

                                       VI

      In article 7, entitled "PRICE", articles 7.1.1 through 7.1.6. shall be amended in their entireties to read as follows:

      7.1. Determination.

            a) The delivered price of the coal shall be the Base Price of $30.35 per ton, adjusted, as of the Delivery Date, in accordance with the following provisions of this article 7.1. Each adjustment (except the adjustments in articles 7.1.4., 7.1.5., 7.1.10. and 7.1.11.) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this article 7.1. shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

            b) The Base Price consists of the following price components:

             Price Components                                         Per Ton
--------------------------------------------------                    -------
Labor (article 7.1.1. (a))                                            $10.744
Materials, Supplies and Power
         Mine Roof Bolts (7.1.2. (a))                                   1.123
         Other Materials and Supplies (7.1.2. (b))                      5.524
         Power (7.1.2. (c))                                             1.730
Capital (7.1.3.)                                                        2.580

Taxes

         Property Plant and Equipment (7.1.4. (a))                       .210
         Federal Reclamation Fee (7.1.4. (b))                            .150
         Black Lung (7.1.4. (c))                                        1.000
Royalty (7.1.5.)                                                        1.155

Return on Capital, Income Tax and
         Indirect Costs (7.1.6. (a))                                    3.734

Fixed (7.1.6. (b))                                                      2.400
                                                                      -------
         Base Price                                                   $ 30.35
                                                                      -------

      7.1.1. Labor.

            a) The Base Price shall be increased or decreased by an amount calculated as follows: multiply $10.744 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $30.60 per hour (such average wage rate as of January

1986, derived as shown in Exhibit C). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table shall not be changed, except as may be required pursuant to article 7.1.7. or to the following provisions of this article 7.1.1. (a). The Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1986 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

            b) The Base Price does not include costs associated with the 1950 Pension and Benefit Trusts as Turris, based on an outside legal opinion, does not consider itself liable for such costs. If Turris is judged liable for such costs, Turris will add such cost to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price.

            c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table or articles 7.1.1. (b), Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. If the addition of such per-ton cost results in a duplication of any cost component of the price then in effect under articles
7.1.1. (a) or 7.1.1. (b), that cost component of the price shall be adjusted as required to eliminate such duplication.

      7.1.2. Materials, Supplies and Power.

            a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.123 per ton by the percentage change in the Producer Price Index for Mine Roof Bolts (BLS Code 1081.0141.05), as of the Delivery Date, from 203.5 (such estimated Index for January 1986.) (The estimated indexes used herein shall be replaced with actual indexes for January 1986 when such indexes become available).

            b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $5.524 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 457.7 (such estimated Index for January 1986). (The estimated indexes used herein shall be replaced with actual indexes for January 1986 when such indexes become available.)

            c) Power. The Base Price shall be increased by an amount calculated as follows: multiply $1.730 per ton by the percentage increase in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 8.460 cents per kilowatt hour (8.460(cent)/kwh) (such cost as of January 1986). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

            d) Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $2.580 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 457.7 (such estimated Index for January 1986). (The estimated indexes used herein shall be replaced with actual indexes for January 1986 when such indexes become available.)

      7.1.4. Taxes.

            a) The Base Price includes $0.210 per ton for all federal, state or local taxes or fees, (the estimated total of such taxes and fees as of January
1986) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes for fees excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.210 per ton. In determining taxes payable, effect shall be given to all price adjustments.

            b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.150 per ton (such fee as of January 1986).

            c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery date, is more or less than $1,000 per ton (such tax as of January 1986).

            d) The Base Price, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decreases or increases, as applicable, from eight and one-half percent (8.5%). For example, if the effective rate of the depletion allowance is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

      7.1.5. Royalty. The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $1.155 per ton (such cost for January
1986). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6. a) Return On Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $3.734 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 234.400 (such Gross National Product Deflator for January 1986). (The estimated indexes used herein shall be replaced with actual indexes for January 1986 when such indexes become available.)

      7.1.6. b) Fixed Costs. The Base Price includes a component of $2.400 per ton which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to articles 7.1.10 and 7.1.11.

                                       VII

      Article 7.1.9 of the Contract, entitled "Reduced Transportation Cost" shall be amended in its entirety to read as follows:

      7.1.9. Reduced Transportation Cost. If Turris should ever exercise its election in article 5.1 (b), the parties will meet and establish an adjustment to the Base Price which causes City to maintain the same delivered price as it would have had if Turris had not made the election.

                                      VIII

      Article 7.1.13 of the Contract, entitled "Price Revisions for Option for Quantity Reduction," shall be deleted from the Contract in its entirety.

                                       IX

      Article 10.2 of the Contract, entitled "Other Sales by Shell," shall be amended in its entirety to read as follows:

      10.2. Other Sales by Turris. Turris will not sell or commit to sell to other parties coal from the Mining Area in such quantities as to jeopardize its ability to sell and deliver to City the quantities specified in this Contract, but Turris will remain otherwise free to sell such coal. If at any time City believes that, as a result of sales to other parties a change in the size consist of coal delivered by Turris has materially affected the operation of its power plants, it will notify Turris of its concern and the basis for it. Turris and City will then attempt to arrive at a mutually acceptable resolution of the concerns. If Turris and City are unable to reach accord, either party may request binding arbitration. Turris and City agree that the binding arbitration shall not be subject to the Illinois Uniform Commercial Arbitration Act but said arbitration shall conform generally to the Commercial Arbitration Rules of the American Arbitration Association. The binding arbitration shall be arbitrated by three (3) arbitrators, one (1) appointed by Turris, one (1) by City and one (1) by the two (2) so appointed (each appointment to be made promptly). The arbitrators shall proceed to determine whether the size consist of the coal delivered by Turris is materially affecting the operation of City's power plants, and if so, what level of fines would not materially affect the operation of the power plants. In reaching their decision, the arbitrators shall consider any relevant information submitted by the parties. If the arbitrators cannot agree, the decision of the independent arbitrator shall prevail.

                                        X

      The intent of this Amendment to the Contract is only to amend those provisions of the Contract that are herein specified. Except as herein specifically amended, all the terms, conditions, and provisions of the Contract, including the contingency agreements entered into in November, 1984, shall remain the same.

      This amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of January 1, 1986.

                                             TURRIS COAL COMPANY

Attest: /s/ Alberta M. Childress             By /s/ Jack Mahaffey
        -----------------------------           --------------------------------

                                             CITY OF SPRINGFIELD FOR CITY WATER,
                                             LIGHT & POWER


Attest: /s/ Candice D. Trees                 By /s/ J. Michael Housteen
        -----------------------------           --------------------------------
        City Clerk

           SECOND AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

            This Amendment to Contract for Sale and Purchase of Coal is entered into this 22nd day of April, 1986, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

            WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal ("Contract") effective July 1, 1980; and

            WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

            WHEREAS, said Contract has previously been amended by Amendment to Contract for Sale and Purchase of Coal dated effective January 1, 1986; and

            WHEREAS, a typographical error has been found in said previous Amendment regarding the average wage rate as of January 1986 derived from the Manning Table included as Exhibit C of the Contract, and Turris and the City desire to correct said error.

            NOW, THEREFORE, in consideration of the mutual covenants of said Contract as previously amended, the parties hereto agree as follows:

                                       I

            Article 7.1.1a) is hereby amended by deleting the amount $30.60 in line 5 and adding the amount $30.39 in its stead.

                                       II

            It is the intent of this Second Amendment to only make the corrective amendment specified herein.

            IN WITNESS WHEREOF, the parties have executed this Second amendment to Contract for Sale and Purchase of Coal which shall be effective as of January 1, 1986.

                                             TURRIS COAL COMPANY

Attest: /s/ George J. Kaysakis               By /s/ J.W. Hughes
        -----------------------------           --------------------------------

                                             CITY OF SPRINGFIELD FOR
                                             CITY WATER, LIGHT & POWER

Attest: /s/ Candice D. Trees                 By /s/ J. Michael Housteen
        -----------------------------           --------------------------------
                 City Clerk                                  Mayor

                     Proposed Modification of Article 7.1.2

                     Contract For Sale And Purchase Of Coal
                                     Between
                  Turris Coal Company & The City of Springfield

Article 7.1.2(a) Mine Roof Bolts. is deleted in its entirety and replaced with the following:

      Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.102 per ton (Mine Roof Bolts Component - June 1986) by the percentage change in the Wholesale Price Index for Steel Fasteners (BLS Code 1081.02), as of the Delivery Date, from 1.048 (such Index for June 1986).

Recommend:

Signed: /s/ J.W. Hughes
        ------------------------------

Date: 6/8/87

Title: President

Concur: to the use of the new index.

Signed: /s/ J. Michael Housteen
        -----------------------------

Date: May 22, 1987

Title: Mayor

                     Proposed Modification of Article 7.1.2

                     Contract For Sale And Purchase Of Coal

                                     Between

                  Turris Coal Company & The City of Springfield

Article 7.1.2(a) Mine Roof Bolts, is deleted in its entirety and replaced with the following:

      Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.127 per ton (Mine Roof Bolts Component - January 1988) by the percentage change in the Wholesale Price Index for Roof Bolts (BLS Code 1081.0241), as of the Delivery Date, from
      101.5 (such Index for January, 1988).

Recommend:

Date: 11/1/88

Signed: /s/ George J. Oberlick
        -----------------------------

Title: President

Concur: to the use of the new index.

Date: 11/4/88

Signed: _____________________________

Title: Chief Utilities Engineer

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of Coal is entered into this First day of January, 1989, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City Water, Light & Power, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal effective July 1, 1980, as amended through December 31, 1988 ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, City notified Turris by letter dated August 31, 1988 that it intended to exercise its right to request a price redetermination under article
7.2 of the Contract.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

I

      In article 7, entitled "PRICE", articles 7.1, and 7.1.1 through 7.1.6 shall be amended in their entireties to read as follows:

      7.1. Determination.

            a) The delivered price of the coal shall be the Base Price of $24.93 per ton, adjusted, as of the Delivery Date, in accordance with the following provisions of this article 7.1. Each adjustment (except the adjustments in articles 7.1.4, 7.1.5, 7.1.10 and 7.l.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this article 7.1 shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

            b) The Base Price consists of the following price components:

                       Price Components                                                     Per Ton
                       ----------------                                                     -------
Labor (article 7.1.1.a))                                                                    $ 9.046
Materials, Supplies and Power
         Mine Roof Bolts (7.1.2.a))                                                            .903
         Other Materials and Supplies (7.1.2.b))                                              4.387
         Power (7.1.2.c))                                                                     1.312
Capital (7.1.3)                                                                               2.049
Taxes
         Property Plant and Equipment (7.1.4.a))                                               .180
         Federal Reclamation Fee (7.1.4.b))                                                    .143
         Black Lung (7.1.4.c))                                                                1.050
Royalty (7.1.5)                                                                                .969
Return on Capital, Income Tax and Indirect Costs (7.1.6.a))                                   3.072
Fixed (7.1.6.b))                                                                              1.819
                                                                                            -------
         Base Price                                                                         $ 24.93

      7.1.1. Labor.

            a) The Base Price shall be increased or decreased by an amount calculated as follows: multiply $9.046 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $33.900 per hour (such average wage rate as of January 1989, derived as shown in Exhibit C). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table shall not be changed, except as may be required pursuant to article 7.1.7 or to the following provisions of this article 7.1.1.a). The Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1989 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

            b) If Turris is judged liable for costs associated with the 1950 Benefit Trust, Turris will add such costs in excess of the amount in effect as of January 1, 1989 (estimated at $1.83 per manhour) to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price.

            c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table or article 7.1.1.b), Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date excludes a labor or labor-related cost expressed on a per-ton basis and such cost is reflected in the Manning Table or article 7.1.1.b), Turris will subtract that cost as such from the price, and thereafter decrease or increase the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally subtracted from the price. If the addition or subtraction of such per-ton cost results in a duplication of any cost component or reduction of the price then in effect under articles 7.1.1.a) or 7.1.1.b), that cost component or reduction of the price shall be adjusted as required to eliminate such duplication.

         7.1.2. Materials, Supplies and Power.

                  a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.903 per ton by the percentage change in the Producer Price Index for Roof Bolts (BLS Code 1081.0241), as of the Delivery Date, from 111.5 (such estimated Index for January 1989). (The estimated indexes used herein shall be replaced with actual indexes for January 1989 when such indexes become available.)

                  b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $4.387 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 123.6 (such estimated Index for January 1989). (The estimated indexes used herein shall be replaced with actual indexes for January 1989 when such indexes become available.)

                  c) Power. The Base Price shall be increased by an amount calculated as follows: multiply $1.312 per ton by the percentage increase in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 8.460 cents per kilowatt hour (8.460cents/kwh) (such cost as of January 1989). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month. The power cost per kilowatt hour will always be based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

      7.1.3. Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $2.049 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 123.6 (such estimated Index for January 1989). (The estimated indexes used herein shall be replaced with actual indexes for January 1989 when such indexes become available.)

      7.1.4. Taxes.

            a) The Base Price includes $0.180 per ton for all federal, state or local taxes or fees, (the estimated total of such taxes and fees as of January
1989) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.180 per ton. In determining taxes payable, effect shall be given to all price adjustments.

            b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.143 per ton (such fee as of January 1989).

            c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $1.050 per ton (such tax as of January 1989).

            d) The Base Price, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decreases or increases, as applicable, from eight and one-half percent (8.5%). For example, if the effective rate of the depletion allowance is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

      7.1.5. Royalty. The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $0.969 per ton (such cost for January
1989). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6.

            a) Return on Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $3.072 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 120.5 (such estimated Gross National Product Deflator for January 1989). (The estimated indexes used herein shall be replaced with actual indexes for January 1989 when such indexes become available.)

            b) Fixed Costs. The Base Price includes a component of $1.819 per ton which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to articles 7.1.10 and 7.1.11, respectively.

II

      In article 7.1.7 entitled "New Costs", every occurrence of the date January 1, 1980, shall be deleted and replaced with the date July 1, 1988.

III

      Article 4.3 entitled "Quantity/Fixed Cost Adjustment" shall be amended in its entirety to read as follows:

      4.3. Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations from the Base Quantities specified in the Contract dated July 1, 1980 and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, adjusted as of the Delivery Date in accordance with article 7.1, according to the following table:

                                   0 -                 700,001 -               800,001 -              900,001 -
Contract Year                 700,000 Tons            800,000 Tons           900,000 Tons           950,000 Tons
-------------                 ------------            ------------           ------------           ------------
1989 and all
Subsequent                         Add                   Deduct                 Deduct                 Deduct
Contract Years                 $0.616/Ton              $1.232/Ton             $1.848/Ton             $2.464/Ton

      The Quantity/Fixed Cost adjustment amounts specified in this article 4.3 shall not be subject to the adjustment provisions of article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to article 7.2., Price Redetermination, the amounts specified in this article 4.3 above will be increased or decreased by the same percentages as the then redetermined Base Price changes from $24.93 per ton.

IV

      The intent of this Amendment to the Contract is only to amend those provisions of the Contract that are herein specified. Except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of January 1, 1989.

                                                TURRIS COAL COMPANY

Attest:_____________________________     By /s/ Jack Mahaffey
                                            ---------------------------------

                                         CITY OF SPRINGFIELD FOR
                                         CITY WATER, LIGHT & POWER

Attest: /s/ Norma J. Graves
        ----------------------------     By__________________________________

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of Coal is entered into this 20th day of March, 1992, by and between Turris Coal Company, a Delaware corporation, whose address is P.O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois, a municipal corporation, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

      WHEREAS, the City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal, effective July 1, 1980, as amended through December 31, 1991 ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, the City notified Turris by letter dated July 22, 1991 that it intended to exercise its right to request a price redetermination under Article
7.2 of the Contract.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                        I

      In Article 7, entitled "PRICE", Article 7.1, and Articles 7.1.1 through
7.1.6 shall be amended in their entireties to read as follows:

      7.1. Determination.

            a) The delivered price of the coal shall be the Base Price of $21.951 per ton, adjusted, as of the Delivery Date, in accordance with the following provisions of this Article 7.1. Each adjustment (except the adjustments in Articles 7.1.4, 7.1.5, 7.1.10 and 7.1.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this Article 7.1 shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

            b) The Base Price consists of the following price components:

                      Price Components                                                     Per Ton
                      ----------------                                                     -------
Labor (Article 7.1.1.a))                                                                  $ 8.069
Materials, Supplies and Power
         Mine Roof Bolts (7.1.2.a))                                                          .805
         Other Materials and Supplies (7.1.2.b))                                            3.913
         Power (7.1.2.c))                                                                   1.170

Capital (7.1.3)                                                                             1.828

Taxes
         Property Plant and Equipment (7.1.4.a))                                             .180
         Federal Reclamation Fee (7.1.4.b))                                                  .143
         Black Lung (7.1.4.c.))                                                             1.050

Royalty (7.1.5)                                                                             0.950
Return on Capital, Income Tax and Indirect Costs (7.1.6.a))                                 0.550
Fixed (7.1.6.b))                                                                            3.293
         Base Price                                                                       $21.951
                                                                                          -------

      7.1.1. Labor.

            a) The Base Price shall be increased or decreased by an amount calculated as follows: multiply $8.069 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $38.48 per hour (such estimated average wage rate as of January 1992, derived as shown in Exhibit C; the estimated average wage rate used herein shall be replaced with the actual wage rate for January 1992 when such rate becomes available). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table shall not be changed, except as may be required pursuant to Article 7.1.7 or to the following provisions of this
Article 7.1.1.a). The Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1992 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

            b) If Turris is judged liable for costs associated with the 1950 Benefit Trust, Turris will add such costs in excess of the amount in effect as of January 1, 1992 (estimated at $1.85 per manhour) to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price.

            c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table or Article 7.1.1.b), Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date excludes a labor or labor-related cost expressed on a per-ton basis and such cost is reflected in the Manning table or Article 7.1.1.b), Turris will subtract that cost as such from the price, and thereafter decrease or increase the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally subtracted from the price. If the addition or subtraction of such per-ton cost results in a duplication of any cost component or reduction of the price then in effect under

Articles 7.1.1.a) or 7.1.1.b), that cost component or reduction of the price shall be adjusted as required to eliminate such duplication.

      7.1.2. Materials, Supplies and Power.

            a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.805 per ton by the percentage change in the Producer Price Index for Roof Bolts (BLS Code 1081.0241), as of the Delivery Date, from 98.1 (such estimated Index for January 1992). (The estimated indexes used herein shall be replaced with actual indexes for January 1992 when such indexes become available.)

            b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $3.913 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 137.0 (such estimated Index for January 1992). (The estimated indexes used herein shall be replaced with actual indexes for January 1992 when such indexes become available.)

            c) Power. The Base Price shall be increased by an amount calculated as follows: multiply $1.170 per ton by the percentage increase in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 8.460 cents per kilowatt hour (8.460 cents/kwh) (such cost as of January 1992). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month. The power cost per kilowatt hour will always be based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

      7.1.3. Capital Costs.

            The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.828 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 117.4 (such estimated Index for January
1992). (The estimated indexes used herein shall be replaced with actual indexes for January 1992 when such indexes become available.)

      7.1.4. Taxes.

            a) The Base Price includes $0.180 per ton for all federal, state or local taxes or fees, (the estimated total of such taxes and fees as of January
1992) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.180 per ton. In determining taxes payable, effect shall be given to all price adjustments.

            b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.143 per ton (such fee as of January 1992).

            c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $1.050 per ton (such tax as of January 1992).

            d) Depletion Allowance.

                  i) The Base Price, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decreases or increases, as applicable, from the rate in effect on January 1, 1992. For example, if the effective rate of the depletion allowance is 8.5%, and this is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

                  ii) The provisions in Article 7.1.4.d.i. shall be suspended and of no force or effect during the period from January 1, 1992 until the next subsequent price redetermination is implemented under Article 7.2 of this Contract. At such time, the effective rate of the depletion allowance will be reset to the rate established pursuant to the procedures set forth in Article 7.2.

      7.1.5. Royalty.

      The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $0.950 per ton (such cost for January 1992). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6.

            a) Return on Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.550 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 137.0 (such estimated Gross National Product Deflator for January 1992). (The estimated indexes used herein shall be replaced with actual indexes for January 1992 when such indexes become available.)

            b) Fixed Costs.

                  i) The Base Price includes a component of $3.293 per ton which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to Articles 7.1.10 and 7.1.11, respectively.

                  ii) The $3.293 fixed component in i) above represents 15% of the total Base Price redetermined as of the January 1992 Effective Date. Effective on the date the next price redetermination is implemented under
Article 7.2 of this Contract, the fixed component of the Base Price pursuant to this Article 7.1.6.b.i will be reset to 6.7% of the such total redetermined Base Price or such other amount as may be negotiated by Turris and the City.

                                       II

      In Article 7.1.7 entitled "New Costs," every occurrence of the date January l, 1980, shall be deleted and replaced with the date July 1, 1991.

      In Article 7.1.7, when Shell has a new labor or labor-related cost, the paragraph that provides for inclusion as Shell's overhead and administrative cost a cost of ten percent (10%) shall be suspended effective January 1, 1992. Effective on the date the next price redetermination is implemented under
Article 7.2 of this Contract, the paragraph that, with a labor or labor-related cost, provides for inclusion as Shell's overhead and administrative cost a cost of ten percent (10%) will be restored to Article 7.1.7 and once again become effective or such other amount as may be negotiated by Turris and the City.

                                       III

      Article 4.3 entitled "Quantity/Fixed Cost Adjustment" shall be amended is its entirety to read as follows:

      4.3 Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations from the Base Quantities specified in the Contract dated July 1, 1980 and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, adjusted as of the Delivery Date in accordance with Article 7.1, according to the following table:

                                   0 -                  700,001 -              800,001 -              900,001 -
Contract Year                 700,000 Tons            800,000 Tons           900,000 Tons           950,000 Tons
-------------                 ------------            ------------           ------------           ------------
1992 and all
Subsequent                         Add                   Deduct                 Deduct                 Deduct
                               $0.542/Ton              $1.086/Ton             $1.627/Ton             $2.169/ton

      The Quantity/Fixed Cost Adjustment amounts specified in this Article 4.3 shall not be subject to the adjustment provisions of Article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to
Article 7.2., Price Redetermination, the amounts specified in this Article 4.3 above will be increase or decreased by the same percentages as the then redetermined Base Price changes from $21.951 per ton.

      Effective January 1, 1992, this Article 4.3 providing for Quantity/Fix Cost Adjustment additions or deductions from the Base Price per ton as of the delivery date shall be suspended and no such adjustments shall be made to the Base Price. If the City takes less than a Base Quantity of 950,000 tons in any year beginning January l, 1992, or thereafter, the difference between the tonnage taken in such year and 950,000 tons shall be added to the Base Quantity of the following year for the purposes of determining when coal may be purchased from another supplier pursuant to Article 4.2. If either party has given notice of a redetermination with an Effective Date at the next following January 1, then such tonnage will not be added to the Base Quantity of the following year. Effective on the date the next price redetermination is implemented under
Article 7.2 of this Contract, Article 4.3 will be restored to the Contract and once again become effective, and appropriate adjustments made to the per ton amounts subject to the actual amount negotiated by Turris and the City.

                                       IV

      Effective January l, 1992, and continuing until the next subsequent Effective Date pursuant to a price redetermination under Article 7.2, Turris agrees to maintain on-ground storage at the mine site to allow the City greater flexibility of deliveries in order to more closely match the City's actual needs.

                                        V

      The intent of this Amendment to the Contract is only to amend those provisions of the Contract that are herein specified. Except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of January l, 1992.

                                       TURRIS COAL COMPANY

Attest: /s/ R. P. Jezierski            By:_______________________________
        ----------------------------

                                       CITY OF SPRINGFIELD, ILLINOIS
Attest: /s/ Norma J. Graves
        ----------------------------   By:_______________________________
            City Clerk                       Mayor

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of Coal is entered into this 21st day of March, 1995, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal effective July 1, 1980, as amended through December 31, 1994 ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, City notified Turris by letter dated September 28, 1994, that it intended to exercise its right to request a price redetermination under article
7.2 of the Contract.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                        I

      Effective January 1, 1995, and until the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, the first paragraph of article 4.1. Base Annual Quantity is replaced in its entirety as follows:

      4.1. Base Annual Quantity. Unless otherwise agreed by the parties, the minimum quantity (all quantities being in tons) of coal to be sold and purchased during each Contract Year ("Base Quantity") shall be 700,000 tons. In addition, Turris shall supply all of the coal requirements of City, including quantities in excess of 950,000 tons per year ("Excess Quantity"). The price for Excess Quantities will be the Base Price per ton, adjusted as of the delivery date, less $2.75 per ton.

      Effective with the next subsequent Effective Date, the first paragraph of article 4.1. Base Annual Quantity shall be restored and once again become effective.

                                       II

      Effective January 1, 1995, and until the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, article
4.2. Right of First Refusal is deleted in its entirety and article 4.2 is intentionally omitted.

      Effective with the next subsequent Effective Date, article 4.2. Right of First Refusal shall be restored and once again become effective.

                                       III

      Article 4.3 entitled "Quantity/Fixed Cost Adjustment" shall be amended in its entirety to read as follows:

      4.3. Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations from the Base Quantities specified in the Contract dated July 1, 1980 and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, adjusted as of the Delivery Date in accordance with article 7.1, according to the following table:

                                   0 -                  700,001 -              800,001 -              900,001 -
Contract Year                 700,000 Tons            800,000 Tons           900,000 Tons           950,000 Tons
-------------                 ------------            ------------           ------------           ------------
1995 and all
Subsequent                        Add                   Deduct                 Deduct                   Deduct
Contract Years                $0.551/Ton              $1.103/Ton             $1.653/Ton              $2.203/Ton

      The Quantity/Fixed Cost adjustment amounts specified in this article 4.3 shall not be subject to the adjustment provisions of article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to article 7.2., Price Redetermination, the amounts specified in this article 4.3 above will be increased or decreased by the same percentages as the then redetermined Base Price changes from $22.30 per ton.

      Effective January 1, 1995, this article 4.3 providing for Quantity/Fixed Cost Adjustment additions or deductions from the Base Price per ton as of the delivery date shall be suspended and no such adjustments shall be made to the Base Price. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, article 4.3 will be restored to the Contract and once again become effective, and appropriate adjustments made to the per ton amounts.

                                       IV

      In article 7, entitled "PRICE", article 7.1, and articles 7.1.1 through
7.1.6 shall be amended in their entireties to read as follows:

      7.1. Determination.

            a) The delivered price of the coal shall be the Base Price of $22.30 per ton, adjusted, as of the Delivery Date, in accordance with the following provisions of this article 7.1. Each adjustment (except the adjustments in articles 7.1.4, 7.1.5, 7.1.10 and 7.1.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this article 7.l shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

            b) The Base Price consists of the following price components:

                   Price Components                                                                   Per Ton
                   ----------------                                                                   -------
Labor (article 7.1.1.a)                                                                               $ 8.197
MS&P:    Mine Roof Bolts (7.1.2.a))                                                                     0.818
         Other Materials and Supplies (7.1.2.b))                                                        3.975
         Power (7.1.2.c))                                                                               1.189
Capital  (7.1.3)                                                                                        1.857
Taxes:   Property Plant and Equipment (7.1.4.a))                                                        0.180
         Federal Reclamation Fee (7.1.4.b))                                                             0.143
         Black Lung (7.1.4.c))                                                                          0.940
Royalty  (7.1.5)                                                                                        1.050
Return On Capital Income Tax and Indirect Costs (7.1.6.a))                                              1.721
Fixed    (7.1.6.b))                                                                                     2.230
                                                                                                      -------
                           Base Price                                                                 $22.300

      7.1.1. Labor.

            a) The Base Price shall be increased or decreased by an amount calculated as follows: multiply $8.197 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $44.14 per hour (such estimated average wage rate as of January 1995, derived as shown in Exhibit C; the estimated average wage rate used herein shall be replaced with the actual wage rate for January 1995 when such rate becomes available.). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table shall not be changed, except as may be required pursuant to article 7.1.7 or to the following provisions of this article 7.1.1.a). The Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1995 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

            b) Intentionally omitted.

            c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table or article 7.1.l.b), Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date excludes a labor or labor-related cost expressed on a per-ton basis and such cost is reflected in the Manning Table or article 7.1.l.b), Turris will subtract that cost as such from the price, and thereafter decrease or increase the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally subtracted from the price. If the addition or subtraction of such per-ton cost results in a duplication of any cost component or reduction of the price then in effect under articles 7.1.l.a) or 7.1.1.b), that cost component or reduction of the price shall be adjusted as required to eliminate such duplication.

      7.1.2. Materials, Supplies and Power.

            a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.818 per ton by the percentage change in the Producer Price Index for Roof Bolts (BLS Code 1081.0241), as of the Delivery Date, from 109.5 (such estimated Index for January 1995). (The estimated indexes used herein shall be replaced with actual indexes for January 1995 when such indexes become available.)

            b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $3.975 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 149.0 (such estimated Index for January 1995). (The estimated indexes used herein shall be replaced with actual indexes for January 1995 when such indexes become available.)

            c) Power. The Base Price shall be increased by an amount calculated as follows: multiply $1.189 per ton by the percentage increase in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 8.235 cents per kilowatt hour (8.235cents/kwh) (such cost as of January 1995). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month. The power cost per kilowatt hour will always be based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

            7.1.3. Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.857 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 149.0 (such estimated Index for January 1995). (The estimated indexes used herein shall be replaced with actual indexes for January 1995 when such indexes become available.)

            7.1.4. Taxes.

            a) The Base Price includes $0.180 per ton for all federal, state or local taxes or fees, (the estimated total of such taxes and fees as of January
1995) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.180 per ton. In determining taxes payable, effect shall be given to all price adjustments.

            b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.143 per ton (such fee as of January 1995).

            c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $0.940 per ton (such tax as of January 1995).

            d) Depletion Allowance.

                  i) The Base Price, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decreases or increases, as applicable, from the rate in effect on January 1, 1995. For example, if the effective rate of the depletion allowance is 8.5%, and this is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

                  ii) The provision in article 7.1.4.d) is suspended and of no force or effect during the period from January 1, 1995 until the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract. At such time, the effective rate of the depletion allowance will be reset to the rate then in effect.

            7.1.5. Royalty. The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $1.050 per ton (such cost for January 1995). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6.

            a) Return On Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.721 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 127.0 (such estimated Gross National Product Deflator for January 1995). (The estimated indexes used herein shall be replaced with actual indexes for January 1995 when such indexes become available.)

            b) Fixed Costs.

                  i) The Base Price includes a component of $2.230 per ton which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to articles 7.1.10 and 7.1.11, respectively.

                  ii) The $2.230 fixed component in i) above represents 10% of the total Base Price redetermined as of the January 1995 Effective Date. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, the fixed component of the Base Price pursuant to this article 7.1.6.b.i will be reset to 6.7% of the such total redetermined Base Price.

                                        V

      In article 7.1.7 entitled "New Costs", every occurrence of the date January 1, 1980, shall be deleted and replaced with the date July 1, 1994.

      In article 7.1.7, when Turris has a new labor or labor-related cost, the paragraph that provides for inclusion as Turris's overhead and administrative cost a cost of ten percent (10%) shall be suspended effective January 1, 1995. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, the paragraph that, with a labor or labor-related cost, provides for inclusion as Turris's overhead and administrative cost a cost of ten percent (10%) will be restored to article
7.1.7 and once again become effective.

                                       VI

      New Article 4.4, entitled "Additional Tons", is incorporated into the Contract and shall read in its entirety as follows:

      4.4. Additional Tons. From time to time, Turris may choose to make additional coal available for sale to City at prices agreed to at such time by both parties. This additional coal is to provide City the ability to execute new spot market electricity sales on any hourly basis that would be in addition to City's existing native load sales and any sales to customers under contract as of January 1, 1995 ("Additional Tons"). Additional Tons shall be approved by Turris and may be discontinued at any time upon telephone notification by an authorized Turris representative. Such new spot electricity sales shall be conducted by an authorized representative of City, but not by representatives from City's established dispatch system who conduct traditional electrical sales. Concurrent with each ten day billing period under this Contract, City will provide documentation as requested by Turris of any such new electricity sales, including, but not limited to, the customer, the megawatts sold, power dispatched, and the total tons of coal consumed per individual sale. The price of coal sold pursuant to this article 4.4 shall not exceed the Excess Quantity price as determined pursuant to article 4.1. If the parties are unable to agree on a price for Additional Tons, and City nevertheless desires to purchase Additional Tons, then City may purchase such Additional Tons at the Contract price, pursuant to Article 4.1.

      Effective with the next subsequent Effective Date, this article 4.4. shall be deleted.

                                       VI

      The intent of this Amendment to the Contract is only to amend those provisions that are herein specified; and, except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same. The defined terms used herein have the same meaning as those in the Contract and are incorporated herein by reference.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of January 1, 1995.

Attest: /s/ Scott K. Fowler                TURRIS COAL COMPANY
        -----------------------------

                                           By /s/ Roger Dennison
                                              --------------------------------

                                           CITY OF SPRINGFIELD FOR CITY
                                           WATER, LIGHT & POWER

Attest: /s/ Norma J. Graves                By_________________________________
        -----------------------------

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of Coal is entered into this 10th day of May, 1996, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices in the Municipal Building at Seventh and Monroe Streets, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal effective July 1, 1980, as amended through December 31, 1994 ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, City and Turris agreed by letter dated April 25, 1996, to revise the amount of certain components in the price; and, also the parties recognize that one of the price adjustment indexes has been rebased.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                        I

      Effective on May 1, 1996, in article 7, article 7.1.b, and 7.1.5 shall be amended in their entireties to read as follows:

            b) The Base Price consists of the following price components:

                                Price Components                                                      Per Ton
                                ----------------                                                      -------
Labor (article 7.1.1.a))                                                                              $ 8.197
MS&P:    Mine Roof Bolts (7.1.2.a))                                                                     0.818
         Other Materials and Supplies (7.1.2.b))                                                        3.975
         Power (7.1.2.c))                                                                               1.189
Capital  (7.1.3)                                                                                        1.857
Taxes:   Property Plant and Equipment (7.1.4.a))                                                        0.180
         Federal Reclamation Fee (7.1.4.b))                                                             0.143
         Black Lung (7.1.4.c))                                                                          0.940
Royalty (7.1.5)                                                                                         0.950
Return On Capital Income Tax and Indirect Costs (7.1.6.a))                                              1.721
Fixed (7.1.6.b))                                                                                        2.330
                                                                                                      -------
                       Base Price                                                                     $22.300

      7.1.5. Royalty. The Gross Royalty payable shall be fixed at $0.950 per ton, effective May 1, 1996. Effective with the next Effective Date, the article
7.1.5 language will be restored to that existing prior to this amendment and the price will once again be adjusted for changes in actual Gross Royalty payable.

                                       II

      Effective as noted below, in article 7, article 7.1.6.a and 7.1.6.b.i and shall be amended in their entireties to read as follows:

      7.1.6.

            a) Return On Capital, Income Taxes and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.721 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 106.6 (the January 1, 1995 value, 1992 =
100). This paragraph shall be effective for price adjustments as of July 1, 1995.
            b) Fixed Costs.

               i) Effective May 1, 1996, The Base Price includes a component of $2.330 per ton which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to articles 7.1.10 and 7.1.11, respectively.

                                       III

      The intent of this Amendment to the Contract is only to amend those provisions that are herein specified; and, except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same. The defined terms used herein have the same meaning as those in the Contract and are incorporated herein by reference.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of the dates hereinbefore noted.

                                                  TURRIS COAL COMPANY

Attest: /s/ Barbara Fisher                        By /s/ Roger Dennison
        ---------------------------------            --------------------------

                                                  CITY OF SPRINGFIELD FOR CITY
                                                  WATER, LIGHT & POWER

Attest: /s/ Norma J. Graves                       By /s/ Karen Hasaia
        -----------------------------------          --------------------------

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL

      This Amendment to Contract for Sale and Purchase of Coal is entered into this 20th day of August, 1998, by and between Turris Coal Company, a Delaware corporation, whose address is P. O. Box 21, Elkhart, Illinois 62634 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices on the Fourth Floor in the Municipal Center East, 800 East Monroe Street, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal effective July 1, 1980, as amended through December 31, 1997 ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, City notified Turris by letter dated September 16, 1997, that it intended to exercise its right to request a price redetermination under article
7.2 of the Contract.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                        I

      Effective January 1, 1998, Article I "Period" is amended in its entirety to read as follows:

1. Period. This Contract shall be in effect from its date and for a performance period beginning January 1, 1983 and extending until the sum of the quantities delivered hereunder subsequent to December 31, 1985 (including any tons delivered by Turris' affiliate Franklin Coal Sales Company) equals 26.000000 million tons, or December 31, 2011, whichever occurs last.

                                       II

      Effective January 1, 1998, the first paragraph of Article 4.1. "Base Annual Quantity" is amended in its entirety to read as follows:

      4.1. Base Annual Quantity. Unless otherwise agreed to by the parties, the quantity (all quantities being in tons) of coal to be sold and purchased during each Contract Year shall be the minimum quantity ("Base Quantity"). In addition, City shall purchase up to a total quantity requirement ("Requirements"), before purchasing coal from any other coal supplier pursuant to article 4.2. Such quantities are as follows:

Contract Year           Minimum Base Quantity               Requirements
-------------           ---------------------               ------------
 1998 & 1999              700,000                              950,000

 1998 - 1999              60,000 (Exxon coal)

    2000                  700,000
                          250,000 (Exxon Coal)                 825,000

    2001                  550,000
                          250,000 (Exxon Coal)                Dallman 3

2002 and all
 Subsequent
Contract Years            550,000                             Dallman 3

            After Contract Year 2000, if City adds flue gas desulfurization equipment ("Scrubbers") to existing units or builds a new Scrubbed unit(s), the requirements shall be increased to the lesser of the Scrubbed unit(s) requirements or 950,000 tons per year. Turris will deliver the 60,000 tons of coal purchased from Exxon as shown in the above table between September 1, 1998 and August 31, 1999.

                                       III

      Effective January 1, 1998, Article 4.2 "Right of First Refusal" is amended in its entirety as follows:

      4.2 Right of First Refusal. The price for deliveries of quantities in excess of the Requirements as defined in article 4.1 shall be the Base Price per ton, adjusted as of the delivery date, or such other price as the parties mutually agree. If the parties cannot agree upon a price for such coal then before committing to purchase such additional coal from another supplier, the City shall, give Turris the option to supply such coal as follows:

      During the Contract Years 1998 - 2000, City will provide 45 days notice to Turris prior to the intended commencement of deliveries, of its intent to purchase spot coal during any of the six two-month intervals in a Contract Year (i.e., January-February, March-April, etc.). Such notice will include certification to Turris of the price and the right of first refusal price. The right of first refusal price shall be equal to the comparable cost to City for the price of such spot coal to be delivered. The right of first refusal price shall be determined of a cost per million BTU basis, including adjustments for sulfur content pursuant to the sulfur adjustment table in article 7.1.11.b, and including shipping costs under the spot coal offer for coal to be delivered under the terms of this Contract. Turris shall have until 30 days prior to the beginning of any such-two month interval to accept the right of first refusal price and deliver such coal. If during any Contract Year from 1998-2000, City buys spot coal under this provision and does not purchase its Requirements pursuant to article 4.1, City will pay Turris the Base Price per ton, adjusted as of December 31 of the year in which such Requirements were not met, for all Requirements tons not delivered, and title to such undelivered coal shall pass to the City. Such coal shall be stored by Turris at no charge to City.

      After December 31, 2000, the price for coal that Turris must match pursuant to this article 4.2 shall be adjusted, up or down as the case may be, for: l) heat content (based upon dollars per million BTU delivered to City), 2) sulfur content (based upon the then current Cantor-Fitzgerald Environmental Brokerage Services Monthly Price Index for sulfur dioxide emission allowances), and 3) incremental operating costs for additional quantities (e.g., such as, but not limited to, the cost of adding limestone when burning a lower sulfur coal).

                                       IV

      Article 4.3 entitled "Quantity/Fixed Cost Adjustment" shall be amended in its entirety to read as follows:

      4.3 Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations from the Base Quantities specified in the Contract dated July 1, 1980 and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, adjusted as of the Delivery Date in accordance with article 7.1, according to the following table:

                   0 to        700,001 to     800,001 to     900,001 to
Contract Year  700,000 Tons   800,000 Tons   900,000 Tons   950,000 Tons
-------------  ------------   ------------   ------------   ------------
1998 - 2000      Add $0.509  Deduct $1.018  Deduct $1.526  Deduct $2.033

      The Quantity/Fixed Cost adjustment amounts specified in this article 4.3 shall not be subject to the adjustment provisions of article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to article 7.2., Price Redetermination, the amounts specified in this article 4.3 above will be increased or decreased by the same percentages as the then redetermined Base Price changes from $20.58 per ton.

      Effective January 1, 1998, this article 4.3 providing for Quantity/Fixed Cost Adjustment additions or deductions from the Base Price per ton as of the delivery date shall be suspended and no such adjustments shall be made to the Base Price. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, article 4.3 will be restored to the Contract and once again become effective, and appropriate adjustments made to the per ton amounts if the Base Quantity is increased beyond 700,000 tons per Contract Year.

                                        V

      In article 7, entitled "PRICE", article 7.1, and articles 7.1.1 through
7.1.6 shall be amended in their entireties to read as follows:

      7.1. Determination.

      a) The delivered price of the coal F.O.B. mine for Contract Years 1998 and 1999 shall be the Base Price of $20.58 per ton adjusted as of the Delivery Date, in accordance with the following provisions of this article 7.l. The delivered price of the coal F.O.B. mine for Contract Year 2000 shall be the Base Price of $20.58 per ton adjusted as of the Delivery Date, in accordance with the following provisions of this article 7.1, less $0.76 per ton. The price components in article 7.1.b for the year 2000 and thereafter will then be appropriately recalculated and the price adjusted thereafter per the terms of this article 7.1. Each adjustment (except the adjustments in articles 7.1.4., 7.1.5, 7.1.10 and 7.1.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this article 7.1 shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

      b) The Base Price consists of the following price components:

Price Components                                                        Per Ton
----------------                                                        --------
Labor (article 7.1.1.a)                                                   $7.640
MS&P:  Mine Roof Bolts (7.1.2.a)                                           0.762
Other Materials and Supplies (7.1.2.b)                                     3.705
Power (7.1.2.c)                                                            1.108
Capital  (7.1.3)                                                           1.731

Taxes:        Property Plant & Equipment (7.1.4.a)                         0.102
              Federal Reclamation Fee                                      0.143
              Black Lung (7.1.4.c)                                         0.867
Royalty (7.1.5)                                                            0.860
Return on Capital, Income Tax and Indirect Costs (7.1.6.a)                 1.604
Fixed (7.1.6.b)                                                            2.058
                                                                        --------
                       Base Price                                        $20.580

      c) Other Coal Price. The F.O.B. mine price per ton for all coal purchased from Exxon for delivery to City during the 1998 through 2001 period shall be fixed as follows:

          1998 and 1999                                $21.50
              2000                                     $21.75
              2001                                     $22.00

      7.1.1. Labor.

      a) The Base Price shall be increased or decreased by an amount calculated as follows : multiply $7.640 per ton by the percentage change in the weighted average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $39.502 per hour (such estimated average wage rate as of January 1998, derived as shown in Exhibit C; the estimated average wage rate used herein shall be replaced with the actual wage rate for January 1998 when such rate becomes available). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 1998 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

      b) Intentionally omitted.

      c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table, Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. Whenever the collective bargaining agreement begin used as the basis for the Manning Table in effect on the Delivery Date excludes a labor or labor-related cost expressed on a per-ton basis and such cost is reflected in the Manning Table, Turris will subtract that cost as such from the price, and thereafter decrease or increase the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally subtracted from the price. If the addition or subtraction of such per-ton cost results in a duplication of any cost component or reduction of the price then in effect under articles 7.1.1.a, that cost component or reduction of the price shall be adjusted as required to eliminated such duplication.

      7.1.2. Materials, Supplies and Power.

      a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $0.762 per ton by the percentage change in the Producer Price Index for Bolts, Screws, Nuts and Washers (BLS Code 1081), as of the Delivery Date, from 127.6 (such final Index for January 1998).

      b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $3.705 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 162.8 (such final Index for January 1998).

      c) Power. The Base Price shall be increased or deceased by an amount calculated as follows: multiply $1.108 per ton by the percentage change in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 8.235 cents per kilowatt hour (such cost as of January 1998). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month. The power cost per kilowatt hour will always be based on 12,000 KW per month demand and 4,600,000 kilowatt hours usage per month using the rate schedule of the utility certified to serve the Mine as is in effect on the Delivery Date.

      7.1.3. Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.731 per ton by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date, from 163.5 (such estimated Index for January 1998). (The estimated indexes used herein shall be replaced with actual indexes for January 1998 when such indexes become available.)

      7.1.4. Taxes.

      a) The Base Price includes $0.102 per ton for all federal, state or local taxes or fees, (the total of such taxes and fees as of January 1998) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including all severance and ad valorem taxes, sales, use, value added, or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.102 per ton. In determining taxes payable, effect shall be given to all price adjustment.

      b) The Base Price shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as in effect on the Delivery Date, is more or less than $0.143 per ton (such fee as of January 1998).

      c) The Base Price shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $0.867 per ton (such tax as of January 1998).

      d) Depletion Allowance.

            i) The Base Price, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decrease or increases, as applicable, from the rate in effect on January 1, 1998. For example, if the effective rate of the depletion allowance is 8.5%, and this is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

            ii) The provision in article 7.1.4.d is suspended and of no force or effect during the period from January 1, 1998 until the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract. At such time, the effective rate of the depletion allowance will be reset to the rate then in effect.

      7.1.5. Royalty. The Base Price shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $0.860 per ton (such cost for January
1998). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6.

      a) Return of Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.604 per ton by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, from 113.25 (such estimated Gross National Product Deflator for January 1998). (The estimated indexes used herein shall be replaced with actual indexes for January 1998 when such indexes become available.)

      b) Fixed Costs.

      i) The Base Price includes a component of $2.058 per ton which shall not be subject to adjustment, for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to article 7.1.10 and 7.1.11, respectively.

      ii) The $2.058 fixed component in i) above represents 10% of the total Base Price redetermined as of the January 1998 Effective Date. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, the fixed component of the Base Price pursuant to this article 7.1.6.b.i will be reset to 6.7% of such total redetermined Base Price.

                                       VI

      In article 7.1.7 entitled "New Costs", every occurrence of the date January 1, 1980 shall be deleted and replaced with the date October 1, 1997.

      In article 7.1.7, when Turris has a new labor or labor-related cost, the paragraph that provides for inclusion as Turris' overhead and administrative cost, a cost of ten percent (10%) shall be suspended effective January 1, 1998. Effective with the next subsequent Effective Date pursuant to a price redetermination under article 7.2 of this Contract, the paragraph that, with a labor or labor-related cost, provides for inclusion as Turris' overhead and administrative cost, a cost of ten percent (10%) will be restored to article
7.1.7 and once again become effective.

                                       VII

      New Article 4.4, entitled "Additional Tons", is incorporated into the Contract and shall read in its entirety as follows:

      4.4. Additional Tons. From time to time, Turris may choose to make additional coal available for sale to City at prices agreed to at such time by both parties. This additional coal is to provide City the ability to execute new spot market electricity sales on any hourly basis that would be in addition to City's existing native load sales and any sales to customers under contract as of January l, 1998 ("Additional Tons"). Additional Tons shall be approved by Turris and may be discontinued at any time upon telephone notification by an authorized Turris representative. Such new spot electricity sales shall be conducted by an authorized representative of City, but not by representatives from City's established dispatch system who conduct traditional electrical sales. Concurrent with each ten day billing period under this Contract, City will provide documentation as requested by Turris of any such new electricity sales, including, but not limited to, the customer, the megawatts sold, power dispatched, and the total tons of coal consumed per individual sale. If the parties are unable to agree on a price for Additional Tons, and City nevertheless desires to purchase Additional Tons, then City may purchase such Additional Tons at the Contract price pursuant to Article 4.1. Additional Tons purchased at or above the adjusted Base Price per ton shall be included in the total tons calculation in article 1, while those purchased below the adjusted Base Price per ton shall not be so included.

      Effective with the next subsequent Effective Date, this article 4.4. shall be deleted.

                                      VIII

      Turris and City will attempt to negotiate a revised price redetermination procedure pursuant to article 7.2 prior to July 1, 2000. If the parties are unable to mutually agree on a new procedure by such date, then the current procedure shall remain in place.

                                       IX

      The intent of this Amendment to the Contract is to amend only those provisions that are herein specified; and, except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same. The defined terms used herein have the same meaning as those in the Contract and are incorporated herein by reference.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed in duplicate this Amendment to Contract for Sale and Purchase of Coal which shall be effective as of January 1, 1998.

                                     TURRIS COAL COMPANY

Attest: /s/ Tony Harris             By /s/ Roger Dennison
        --------------------           --------------------------

                                    CITY OF SPRINGFIELD FOR CITY
                                    WATER, LIGHT & POWER

Attest: /s/ Norma Graves            By /s/   Karen Hasaia
        --------------------           --------------------------

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

      This Amendment to Contract for Sale and Purchase of Coal is entered into this 30 day of May, 2001, by and between Turris Coal Company, a Delaware corporation, whose address is 8100 East Main Street, Williamsville, Illinois 62693 ("Turris") and the City of Springfield, Illinois on behalf of City, Water, Light & Power, with offices on the Fourth Floor in the Municipal Center East, 800 East Monroe Street, Springfield, Illinois 62757 ("City").

      WHEREAS, City and Shell Oil Company ("Shell Oil") executed that certain Contract for Sale and Purchase of Coal effective July 1, 1980, as amended through December 31, 2000, ("Contract"); and

      WHEREAS, Shell Oil assigned its rights and obligations under the Contract to Turris on October 16, 1980; and

      WHEREAS, Turris notified City by letter dated September 25, 2000, that it intended to exercise its right to request a price redetermination under Article
7.2 of the Contract; and

      WHEREAS, in addition to redetermining the price under the Contract, the parties have agreed to amend certain portions of the Contract.

      NOW THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      Effective January 1, 2001, Article 1 "Period" is amended in its entirety to read as follows:

                                        I

1. Period. This Contract shall be in effect from its date and for a performance period beginning January 1, 1983 and extending until the sum of quantities delivered hereunder from Turris' Elkhart Mine inclusive of any tons delivered to City through Turris, subsequent to December 31, 1985 equals 34.550 million tons, or December 31, 2020, whichever occurs last.

                                       II

      Effective January 1, 2001, the first paragraph of Article 4.1. "Base Annual Quantity" is amended in its entirety to read as follows:

      4.1. Base Annual Quantity. Unless otherwise agreed by the parties, the quantity (all quantities being in tons) of coal to be sold and purchased during each Contract Year shall be the City's total requirements. Such quantities are as follows:

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

  Contract Year                               Requirements
  -------------                  --------------------------------------
2001                                All required tons less tons to be
                                   delivered by Turris from the Exxon
                                 Monterey mine up to a total of 250,000
                                             Monterey tons.

 2002 and all subsequent
     Contract Years                       All required tons

From January 1, 2001, through December 31, 2006, the tons required to be taken are 6.1 million tons. Any shortfall of tons from 2001 to 2006 will be carried over into 2007 as the first tons shipped to City in 2007. The price of such coal shall be the current price as of December 31, 2006 until the full 6.1 million tons are taken.

                                       III

      Effective January 1, 2001, Article 4.2 "Right of First Refusal" shall be amended in its entirety as follows and subsequently suspended due to Turris having all required tons.

      4.2 Right of First Refusal. The price for deliveries of quantities in excess of the Requirements as defined in Article 4.1 shall be the Base Price per ton, adjusted as of the delivery date, or such other price as the parties mutually agree. If the parties cannot agree upon a price for such coal then before committing to purchase such additional coal from another supplier, the City shall, give Turris the option to supply such coal as follows:

      City will provide 45 days notice to Turris prior to the intended commencement of deliveries, of its intent to purchase spot coal during any of the six two-month intervals in a Contract Year (i.e., January-February, March-April, etc.). Such notice will include certification to Turris of the price and the right of first refusal price. The right of first refusal price shall be equal to the comparable cost to City for the price of such spot coal to be delivered. The right of first refusal price shall be determined on a cost per million BTU delivered to the City basis, including adjustments for: 1) heat content (based upon dollars per million BTU delivered to City), 2) sulfur content (based upon the then current TradeSpark SO2 Market Price Index for sulfur dioxide emission allowances or such other Index agreed to by the City and Turris), and 3) incremental operating costs such as, but not limited to, the cost of adding limestone when burning a lower sulfur coal.

      Turris shall have until 30 days prior to the beginning of any such two-month interval to accept the right of first refusal price and deliver such coal. If during any Contract Year, City buys spot coal under this provision and does not purchase its Requirements pursuant to Article 4.1 City will pay Turris the Base Price per ton, adjusted as of December 31 of the year in which such Requirements were not met, for all Requirements tons not delivered, and title to such undelivered coal shall pass to the City. These tons shall be the first tons shipped in the subsequent year.

                                       IV

      Article 4.3 entitled "Quantity/Fixed Cost Adjustment" shall be amended in its entirety as follows and subsequently suspended due to Turris having all required tons.

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

      4.3 Quantity/Fixed Cost Adjustment. As consideration for anticipated deviations from the Base Quantities specified in the Contract dated July 1, 1980, and in addition to all other price adjustments hereunder, a price adjustment ("Quantity/Fixed Cost Adjustment") shall be added to, or deducted from, the Base Price per ton, according to the following table:

                           0 to      700,001 to     800,001 to     900,001 to
Contract Year          700,000 Tons  800,000 Tons   900,000 Tons   950,000 Tons
---------------------  ------------  -------------  -------------  -------------
2001 and thereafter -    Add $0.532  Deduct $1.064  Deduct $1.595  Deduct $2.124
Dallman units

                               0 to       100,001 to       125,001 to
Contract Year              100,000 Tons   125,000 Tons    150,000 Tons
---------------------      ------------   ------------   --------------
2001 and thereafter -      Add $0.482     Deduct $.643   Deduct $ 1.285
Lakeside units

      The Quantity/Fixed Cost adjustment amounts specified in this Article 4.3 shall not be subject to the adjustment provisions of Article 7.1. However, from time to time, and at any time, when the Base Price is redetermined pursuant to
Article 7.2., Price Redetermination, the amounts specified in this Article 4.3 above will be increased or decreased by the same percentages as the then redetermined Base Price changes from $21.50 per ton (Dallman) or $19.50 per ton (Lakeside).

                                        V

      Article 4.4 entitled "Additional Tons", is deleted in its entirety.

                                       VI

      In Article 7, entitled "PRICE", Article 7.1, and Articles 7.1.1 through
7.1.6 shall be amended in their entireties to read as follows:

      7.1. Determination.

      a) The delivered price of the coal F.O.B. mine for use in all Dallman units shall be the Base Price of $21.50 per ton (Dallman Base Price) adjusted as of the Delivery Date, in accordance with the following provisions of this
Article 7.1. The delivered price of the coal F.O.B. mine for use in all Lakeside units beginning January 1, 2002, shall be the Base Price of $19.50 per ton (Lakeside Base Price) adjusted as of the Delivery Date, in accordance with the following provisions of this Article 7.1. Each adjustment (except the adjustments in Articles 7.1.4, 7.1.5, 7.1.10 and 7.1.11) of the Base Price shall be made independently of each other adjustment thereof; and each adjustment under this Article 7.1 shall be calculated to the nearest 0.01 of one cent and rounded to the nearest 0.10 of one cent, or, if there is no nearest 0.10, to the nearest even 0.10 of one cent. The failure of the parties to agree on price adjustments as hereinafter set forth shall in no way relieve either party of its respective obligations of performance under this Contract.

      b) The Base Price consists of the following price components for all tons delivered for use in the Dallman units:

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

ARTICLE #  PRICE COMPONENTS FOR DALLMAN TONS                            PER TON
--------------------------------------------------------------------------------
7.1.1.a    Labor                                                          $8.045
7.1.2.a    Mine Roof Bolts                                                $1.000
7.1.2.b    Other Materials and Supplies                                   $4.150
7.1.2.c    Power                                                          $1.000
7.1.3      Capital                                                        $1.805
7.1.4.a    Taxes - Property Plant and Equipment                           $0.158
7.1.4.b    Taxes - Federal Reclamation Fee                                $0.145
7.1.4.c    Taxes - Black Lung                                             $0.906
7.1.5      Royalty                                                        $0.700
7.1.6.a    Return on Capital, Income Taxes and Indirect Costs             $2.150
7.1.6.b    Fixed                                                          $1.441
--------------------------------------------------------------------------------
           DALLMAN BASE PRICE                                            $21.500
--------------------------------------------------------------------------------

      c) The Base Price for tons used in the Lakeside units was determined utilizing a price of $170 per allowance for sulfur dioxide emission allowances and consists of the following price components:

ARTICLE #  PRICE COMPONENTS FOR LAKESIDE TONS                           PER TON
--------------------------------------------------------------------------------
7.1.1.a    Labor                                                          $7.207
7.1.2.a    Mine Roof Bolts                                                $0.907
7.1.2.b    Other Materials and Supplies                                   $3.760
7.1.2.c    Power                                                          $0.907
7.1.3      Capital                                                        $1.638
7.1.4.a    Taxes - Property Plant and Equipment                           $0.158
7.1.4.b    Taxes - Federal Reclamation Fee                                $0.145
7.1.4.c    Taxes - Black Lung                                             $0.822
7.1.5      Royalty                                                        $0.700
7.1.6.a    Return on Capital, Income Taxes and Indirect Costs             $1.949
7.1.6.b    Fixed                                                          $1.307
--------------------------------------------------------------------------------
           BASE PRICE                                                     $19.50
--------------------------------------------------------------------------------

      d) Other Coal Price. The F.O.B. mine price per ton for all coal purchased from Exxon for delivery to City during calendar year 2001 shall be fixed at $22.00 per ton.

      7.1.1. Labor.

      a) The Dallman & Lakeside Base Prices, respectively, shall be increased or decreased by an amount calculated as follows: multiply $8.045 per ton (Dallman) or $7.207 per ton (Lakeside) by the percentage change in the average cost per hour for hourly workers and salaried employees on the Delivery Date, determined in accordance with the Manning Table which is Exhibit C to this Contract, from $43.030 per hour (such average wage rate as of January 2001). The weighted average hourly cost for salaried employees at the Mining Area shall be adjusted by the percentage change in such cost for hourly workers. The parties to this Contract recognize that the purpose of the Manning Table is to periodically recalculate the weighted average hourly cost for hourly workers and salaried employees, and that it does not necessarily reflect the number of persons at the Mine at any given time. The number of persons used in the Manning Table is based upon the collective bargaining agreement between the United Mine Workers of America (UMWA) and the Bituminous Coal Operators' Association (BCOA) in effect in January 2001 and will always be based on such collective bargaining agreement as is in effect on the Delivery Date unless: (i) Turris becomes subject to a bargaining agreement other than the bargaining

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

agreement between the UMWA and the BCOA, in which case the Manning Table will be based on Turris' bargaining agreement; or (ii) a collective bargaining agreement between the UMWA and the BCOA ceases to exist or the UMWA ceases to represent coal mine workers in Central Illinois, in either case the Manning Table shall be changed by Turris and based on another representative collective bargaining agreement.

      b) Intentionally omitted.

      c) Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date includes a labor or labor-related cost expressed on a per-ton basis and such cost is not otherwise reflected in the Manning Table, Turris will add that cost as such to the price, and thereafter increase or decrease the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally added to the price. Whenever the collective bargaining agreement being used as the basis for the Manning Table in effect on the Delivery Date excludes a labor or labor-related cost expressed on a per-ton basis and such cost is reflected in the Manning Table, Turris will subtract that cost as such from the price, and thereafter decrease or increase the price by the amount by which that cost, on the Delivery Date, is more or less than the amount originally subtracted from the price. If the addition or subtraction of such per-ton cost results in a duplication of any cost component or reduction of the price then in effect under Articles 7.1.1 .a, that cost component or reduction of the price shall be adjusted as required to eliminated such duplication.

      7.1.2. Materials, Supplies and Power.

      a) Mine Roof Bolts. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.000 per ton (Dallman) or $.907 per ton (Lakeside) by the percentage change in the Producer Price Index for Bolts, Nuts, Screws, Rivets, and Washers (BLS Code 1081), as of the Delivery Date pursuant to
Article 7.1.8, from 127.9 (such final Index for January 2000).

      b) Other Materials and Supplies. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $4.150 per ton (Dallman) or $3.760 per ton (Lakeside) by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date pursuant to Article 7.1.8, from 166.2 (such final Index for January 2000).

      c) Power. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.000 per ton (Dallman) or $.907 per ton (Lakeside) by the percentage change in the total per kilowatt hour cost of electricity, as of the Delivery Date, from 4.51 cents per kilowatt hour (such cost as of January 2001). This cost per kilowatt hour is for delivered electric power to the surface facilities to be supplied by the appropriate electrical utility certified to serve the Mine, and is based on Turris' actual cost of electricity as determined from the invoices Turris receives from its electrical utility. If Turris is not taking electricity from an electric supplier as defined under the Electric Supplier Act, Turris and City agree to meet to discuss the power adjustment calculation.

      7.1.3. Capital Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $1.805 per ton (Dallman) or $1.638 per ton (Lakeside) by the percentage change in the Producer Price Index for Underground Mining Machinery and Equipment (BLS Code 1192.01), as of the Delivery Date pursuant to Article 7.1.8, from 166.2 (such final Index for January 2000).

      7.1.4. Taxes.

      a) The respective Base Prices include $0.158 per ton for all federal, state or local taxes or fees, (the total of such taxes and fees as of January
2001) excluding income taxes, Black Lung Tax and the Federal Reclamation Fee. The Base Price shall be increased or decreased by the same amount by which any federal, state or local taxes or fees (excluding income taxes, Black Lung Tax and the Federal Reclamation Fee) applicable to the Mine or the coal delivered hereunder, including but not limited to all

               AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

severance, ad valorem, sales, use, value added or other excise taxes (including the Illinois Retail Occupation Tax, if applicable) which Turris is required to pay on coal delivered hereunder as in effect on the Delivery Date, total more or less than $0.158 per ton. In determining taxes payable, effect shall be given to all price adjustment.

      b) The respective Base Prices shall be increased or decreased by the same amount by which the Federal Reclamation Fee pursuant to the Surface Mine Control and Reclamation Act of 1977, as of the most recent completed return in effect on the Delivery Date, is more or less than $0.145 per ton (such fee as of the fourth quarter 2000).

      c) The respective Base Prices shall be increased or decreased by the same amount by which the Black Lung Tax pursuant to the Black Lung Benefits Act of 1977, as in effect on the Delivery Date, is more or less than $0.906 per ton (Dallman) or $.822 per ton (Lakeside) (such tax as of January 2001).

      d) Depletion Allowance.

      i) The respective Base Prices, as adjusted as of the Delivery Date, shall be increased or decreased by one-half the number of percentage points by which the effective rate of the gross depletion allowance applicable to coal for United States Income Tax purposes decreases or increases, as applicable, from the rate in effect on January 1, 2001. For example, if the effective rate of the depletion allowance is 8.5%, and this is decreased by one percent to 7.5%, the Base Price shall be increased by one-half of one percent (0.5%); or if the effective rate of the depletion allowance is increased by one percent to 9.5%, the Base Price shall be decreased by one-half of one percent (0.5%).

      ii) The provision in Article 7.1.4.d is suspended and of no force or effect during the period from January 1, 2001 until the next subsequent Effective Date pursuant to a price redetermination under Article 7.2 of this Contract. At such time, the effective rate of the depletion allowance will be reset to the rate then in effect.

      7.1.5. Royalty. The respective Base Prices shall be increased or decreased by the same amount by which gross royalty payable on the Delivery Date on the coal delivered under this Contract is more or less than $0.700 per ton (such average for this reopener period). Gross royalty payable will include: (a) amounts payable on tons sold and purchased, including Turris' fee properties at the generally prevailing royalty rate negotiated in the area at the time of acquisition and (b) amounts equal to the recovery of previously paid advance royalty. In determining gross royalty payable, effect shall be given to all price adjustments.

      7.1.6.

      a) Return of Capital, Income Tax and Indirect Costs. The Base Price shall be increased or decreased by an amount calculated as follows: multiply $2.150 per ton (Dallman) or $1.949 per ton (Lakeside) by the percentage change in the Department of Commerce, Bureau of Economic Analysis, Implicit Price Deflator for the Gross National Product, as of the Delivery Date, pursuant to Article 7.1.8, from 106.07 (such final Index for January 2000).

      b) Fixed Costs.

            i) The Base Price includes a component of $1.441 per ton (Dallman) or $1.307 per ton (Lakeside) which shall not be subject to adjustment for the effect of inflation or deflation, but shall be included in the price for purposes of calorific and sulfur price adjustments pursuant to Articles 7.1.10 and 7.1.11, respectively.

            ii) The $1.441 and the $1.307 fixed components in i) above represents 6.7% of the total respective Base Prices redetermined as of the January 1, 2001 Effective Date.

      7.1.8. Indexes. The following paragraph shall be incorporated into Article
7.1.8 and shall become part of the Contract.

              AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF COAL
                         Effective Date January 1, 2001

      Each adjustment in Articles 7.1.2, 7.1.3, and 7.1.6 will lag the indexes used for price adjustments by 12 months from the Effective Date, i.e. for the Effective Date January 1, 2001 the index for January 2000 will be used. For February 2001 deliveries the index for February 2000 will be used, etc.

      7.2. Price Redetermination. Both parties agree to extend the minimum effective period for this price redetermination from three (3) years to six (6) years thereby waiving their right to request a redetermination until July 4, 2006 (180 days preceding the Effective Date), pursuant to Article 7.2. Effective with the next Effective Date the minimum length for a redetermination period shall once more be three (3) years.

                                       VII

      The intent of this Amendment to the Contract is to amend only those provisions that are herein specified; and, except as herein specifically amended, all the terms, conditions, and provisions of the Contract, as amended, including the contingency agreements entered into in November, 1984, shall remain the same. The defined terms used herein have the same meaning as those in the Contract and are incorporated herein by reference.

      This Amendment shall be fully binding upon and effective as to the interest of each of the parties hereto and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed in duplicate this Amendment to Contract for Sale and Purchase of Coal, which shall be effective as of January 1, 2001.

                                       Turris Coal Company

Attest: /s/ Tony Harris                By: /s/ Roger Dennison
        --------------------               ------------------------

                                       City of Springfield For City
                                       Water, Light & Power

Attest: /s/  Norma Graves              By: /s/ Karen Hasaia
        --------------------               ------------------------

                                    ICG, LLC
                               2000 Ashland Drive
                                Ashland, KY 41101

October 8, 2004

VIA FACSIMILE AND U. S. MAIL

Mr.  William Murray
Springfield City Water light & Power
800 East Monroe Street
4th Floor Municipal Building
Springfield, IL 62757

RE: CONTRACT FOR SALE AND PURCHASE OF COAL DATED JULY 1, 1980, AS AMENDED, BETWEEN CITY OF SPRINGFIELD, ILLINOIS ON BEHALF OF CITY WATER LIGHT AND POWER AND TURRIS COAL COMPANY (AS ASSIGNED BY SHELL OIL COMPANY OCTOBER 16, 1980)

Pursuant to Order of the Bankruptcy Court for the Eastern District of Kentucky, Ashland Division, in Case No. 02 - 14261, Horizon Natural Resources Company, et al., jointly administered, the captioned contract was assumed and assigned to ICG ILLINOIS, LLC in accordance with the Third Amended Plan of Reorganization effective October 1, 2004.

All future correspondence, notifications, etc., with respect to the contract should be directed to ICG, LLC, attention Vice President - Sales, at 2000 Ashland Drive, Ashland, KY 41101. If you have any questions, please contact me at (606) 920 - 7420. Thank you for your attention to this matter.

Sincerely,

/s/ Bud Runyon

Bud Runyon
Vice President Sales

Cc: Jim Ketron
    Kyle Young